REORGANIZATION AGREEMENT


                                  by and among


                   SEATON GROUP, INC., a Delaware corporation,

            UNITED INFORMATION SYSTEMS, INC., a Florida corporation,

                              UIS INDUSTRIAL LTDA.,
                  a company organized under the laws of Brazil,

               THE SHAREHOLDER OF UNITED INFORMATION SYSTEMS, INC.

                                       and

                    THE SHAREHOLDERS OF UIS INDUSTRIAL, LTD.






                                November 17, 1997

                            REORGANIZATION AGREEMENT
                            ------------------------

         THIS REORGANIZATION AGREEMENT (the "Agreement") is made and entered into as of the 17th day of November, 1997, by and among SEATON GROUP, INC., a Delaware corporation ("Seaton"), UNITED INFORMATION SYSTEMS, INC., a Florida corporation ("UIS"), UIS INDUSTRIAL LTDA., a company organized under the laws of Brazil ("UIS Brazil"), and the shareholders of UIS Brazil ("UIS Brazil Shareholders") and UIS ("UIS Shareholder") whose names are set forth on Schedule A attached hereto (the UIS Shareholders and UIS Brazil Shareholders are sometimes collectively hereinafter referred to as "Shareholders"). UIS Brazil and the UIS Brazil Shareholders shall be jointly and severally liable (under United States and Brazilian laws) hereunder with respect to any representations and warranties hereunder made by UIS Brazil and the UIS Brazil Shareholders. UIS and the UIS Shareholder shall be jointly and severally liable hereunder with respect to any representations and warranties hereunder made by UIS and the UIS Shareholders.

                              W I T N E S S E T H:

         WHEREAS, UIS Brazil is engaged in the business of assembling, manufacturing, distributing and selling personal computers, computer parts, components and accessories (the "UIS Brazil Business"); and

         WHEREAS, UIS is engaged in the business of distributing and selling computer parts, components and accessories (the "UIS Business"); and

         WHEREAS, subject to the terms and conditions hereinafter set forth, Seaton desires to acquire from the Shareholders and the Shareholders desires to transfer to Seaton, all the stock owned by the Shareholders in UIS and UIS Brazil, as the case maybe ("UIS Brazil Stock" and "UIS Stock", and collectively), in exchange for the "Exchange Stock" (as hereinafter defined); and

         WHEREAS, the UIS Brazil Shareholders constitutes all of the shareholders of UIS Brazil, and the UIS Shareholder is the Sole Shareholder of UIS.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed, it is hereby agreed as follows:

                                    ARTICLE I
                          RECITALS, EXHIBITS, SCHEDULES
                          -----------------------------

         The foregoing recitals are true and correct and, together with the schedules and exhibits referred to hereafter, are hereby incorporated into this Agreement by this reference. Certain capitalized terms used herein are defined in Exhibit A hereof.

                                   ARTICLE II
                                 REORGANIZATION
                                 --------------

         2.1 Stock Exchange. At Closing, in exchange for the issuance of the Exchange Stock, and subject to the terms and conditions hereof, Shareholders hereby agrees to transfer, convey and deliver to Seaton, and Seaton hereby agrees to acquire from Shareholders, all of the UIS Brazil Stock and UIS Stock, free and clear of all Encumbrances. Except as may be hereafter agreed by the Shareholders, the Exchange Stock shall be issued to Shareholders in the amounts and percentages set forth on Schedule A.

         2.2 Pre-Conditions of Closing. Seaton covenants and agrees, and the obligation of the Shareholders to close hereunder shall be conditioned upon the following being true and correct at Closing, as follows:

                  (a) The Exchange Stock shall constitute 67.50% or 5,601,334 of all of the issued and outstanding shares of stock of Seaton.

                  (b) The shares of Common Stock of Seaton are trading on the NASDAQ Bulletin Board under the symbol "SEGI."

                  (c) Seaton shall have audited financial statements for the year ended December 31, 1996, and financial statements for the period ended September 30, 1997 prepared in accordance with generally accepted accounting principles, all of which shall be provided to the Shareholders prior to Closing. Seaton shall have cash on hand as of Closing of not less than $2,200,000, and shall not be a party to any liabilities (other than the Convertible Debentures).

                  (d) Within thirty (30) days following the Closing, Seaton shall file a registration statement with the Securities Exchange Commission that shall include twenty (20%) percent of each of the Shareholders' Exchange Stock of the Exchange Stock. Shareholders acknowledge that the Exchange Stock will be subject to certain "lock-up" provisions pursuant to Section 2.5 hereof, but in no event shall the "lock-up" provisions extend for more than 24 months following the Closing Date, as hereinafter defined.

                  (e) Seaton shall enter into an employment agreement with Carlos Maia, substantially in the form attached hereto as Exhibit B.

         2.3 Closing Date. The closing of the transactions provided for herein ("Closing") shall take place at the offices of the law firm Atlas, Pearlman, Trop & Borkson, P.A. 200 East Las Olas Boulevard, Fort Lauderdale, Florida 33301, at such date mutually designated by the parties hereto in writing but in no event later than November 30, 1997 ("Closing Date").

         2.4 Qualification as Reorganization. The parties hereto hereby agree that this transaction is intended to qualify as a reorganization within the meaning of Section 368(a)(1) of the Internal Revenue Code of 1986, as amended ("Reorganization"). Each of the parties agrees that it shall report the transaction as a Reorganization on its respective federal income tax return, and shall cooperate to the extent reasonably necessary to complete all information reporting necessary in connection therewith.

         2.5      Restrictions on Transferability.

                  (a) Except as provided in Section 2.5 hereof, the Shareholders hereby agree that neither the Shareholders nor the Shareholder's representatives, administrators, successors or assigns will offer, sell, transfer, assign, pledge, hypothecate, encumber or otherwise attempt to directly or indirectly dispose of any of the Exchange Stock either pursuant to Rule 144 of the Securities Act of 1933, as amended, a registration statement or otherwise, or dispose of any beneficial interest therein for a period of twenty four (24) months following the Closing Date without the prior written consent of the Oversight Committee of 2M Capital Corp.

                  (b) Notwithstanding paragraph 2.5(a), the shareholders listed on Schedule B hereto hereby agree that neither the shareholders nor the shareholder's representatives, administrators, successors or assigns will offer, sell, transfer, assign, pledge, hypothecate, encumber or otherwise attempt to directly or indirectly dispose of any of the Exchange Stock in the amounts designated on Schedule B either pursuant to Rule 144 of the Securities Act of 1933, as amended, a registration statement or otherwise, or dispose of any beneficial interest therein for a period of nine (9) months following the Closing Date without the prior written consent of the Oversight Committee of 2M Capital Corp.

                  (c) The Exchange Shares will be subject to any restrictions on transfer or disposition pursuant to a Registration Statement, imposed by (i) an underwriter for any public offering of the Company's securities, which lock-up period the Company anticipates not to exceed twenty-four (24) months from the effective date of the Registration Statement for such public offering; (ii) the National Association of Securities Dealers (NASD); or (iii) any national exchange including the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

                                   ARTICLE III
         REPRESENTATIONS AND WARRANTIES OF UIS BRAZIL AND THE UIS BRAZIL
         ---------------------------------------------------------------
                    SHAREHOLDERS, UIS AND THE UIS SHAREHOLDER
                    -----------------------------------------

         As to UIS Brazil, UIS Brazil and the UIS Brazil Shareholders hereby jointly and severally make the following representations and warranties to Seaton, each of which UIS Brazil and the UIS Brazil Shareholders represent to be true and correct on the date hereof and (except as UIS Brazil and the Shareholders may notify Seaton in writing prior to Closing) shall be deemed made again as of the Closing Date and represented by the UIS Brazil and the UIS Brazil Shareholders to be true and correct on the Closing Date, and as to UIS, UIS and the UIS Shareholder jointly and severally hereby make the following representations and warranties to Seaton, each of which UIS and the UIS Shareholder represent to be true and correct on the date hereof and (except as UIS and the UIS Shareholder may notify Seaton in writing prior to Closing) shall be deemed made again as of the Closing Date and represented by UIS and the UIS Shareholder to be true and correct on the Closing Date. The following representations and warranties are made by UIS

Brazil and the UIS Brazil Shareholders on the one hand and by UIS and the UIS Shareholder, on the other hand, severally and not jointly:

         3.1 Organization. UIS Brazil is a corporation duly organized, validly existing and in good standing under the Laws of Brazil, and UIS is a corporation duly organized, validly existing and in good standing under the Laws of Florida. Neither UIS Brazil nor UIS have subsidiaries or interests in any other Persons and are not required to be qualified or licensed as foreign corporations in any jurisdiction in which the failure to be so qualified or licensed would have a materially adverse effect on their respective Businesses. UIS Brazil and UIS have the full power and authority to own all their Assets and to conduct their respective Businesses as and where the Businesses are conducted. Accurate, current, and complete copies of the Articles of Incorporation and Bylaws of UIS Brazil and UIS and, if any, all fictitious name registrations of UIS Brazil and UIS have been delivered to Seaton at or prior to the execution of this Agreement. The Shareholder constitutes all the Shareholders of UIS and the Shareholders constitute all the Shareholders of UIS Brazil.

         3.2      Authority and Approval of Agreement.

                  (a) The execution and delivery of this Agreement by UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder, and the performance of all its respective obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of the UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder pursuant to applicable Law, which included unanimous approval by their respective Boards of Directors and their Shareholders, and said authorization and approval has not been altered, amended or revoked. Pursuant to said authorization and approval, UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder have the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

                  (b) This Agreement and each of the other documents, instruments and agreements executed by UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder in connection herewith constitute the valid and legally binding agreements of such Persons enforceable against such Persons in accordance with its terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

         3.3 No Violations. Except as set forth on Schedule 3.3 hereto, the execution, delivery or performance of this Agreement or any other documents, instruments or agreements executed by UIS Brazil, UIS or the Shareholders of either in connection herewith, and the consummation of the transactions contemplated hereby and thereby, do not and will not: (i) constitute a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of UIS Brazil or UIS, any provision of any Contract to which UIS Brazil or UIS or the Assets of UIS Brazil or UIS may be bound, any Judgment or any Law; or (ii) result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, any of the UIS Brazil or UIS Assets; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any Permit or franchise granted or issued to, or otherwise held by or for the use of, UIS Brazil or UIS.

         3.4 Financial Statements. Attached hereto as Schedule 3.4 are financial statements of UIS Brazil and UIS ("Financial Statements"), including audited balance sheets and statements of operations for the fiscal years ended December 31, 1995 and December 31, 1996, and internally prepared income statements and Balance Sheets of UIS Brazil and UIS at September 30, 1997. The Financial Statements are true, correct and complete, were prepared in accordance with the accrual method of accounting and generally accepted accounting principles as adopted by the American Institute of Certified Public Accountants, and accurately reflect UIS Brazil's and UIS's financial condition and the results of their operations for the periods and as of the dates which they purport to cover. As of the Closing, (a) the net book equity of the Assets in excess of aggregate liabilities of UIS Brazil and UIS ("Liabilities") shall be not less than $6,000,000 ("Minimum Net Asset Amount"), and (b) the current assets shall be at least $500,000 greater than the current liabilities ("Minimum Liquidity"). All dollar amounts are in US dollars based on the conversion price of Brazilian Real as of the last day of the applicable period.

         3.5 Conduct Since Date of Unaudited Statements. Except as disclosed in
Schedule 3.5 hereto, none of the following have occurred since September 30, 1997:

                  (a) Any change in the Assets, Obligations, Business, financial condition, prospects or operations of UIS Brazil or UIS which individually or in the aggregate have had or may have any material adverse effect on the Assets, the Liabilities, or the Businesses, financial condition or operations of UIS Brazil or UIS, nor are there any circumstances known to UIS Brazil or UIS which might result in such change or such an effect;

                  (b) Any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Assets or Business;

                  (c) Any disposition, lease or Encumbrance of the Business, the Assets, or increase of indebtedness of or guaranteed by UIS Brazil or the UIS Brazil Shareholders or UIS or the UIS Shareholder, other than in the ordinary course of business consistent with past practices; provided, however, that no such disposition, lease or Encumbrance, regardless of the consideration therefor, has been made between UIS Brazil or UIS, and any of their shareholders, directors, officers, agents, contractors or employees (or any member of their respective families);

                  (d) Any discharge or satisfaction by the UIS Brazil or UIS of any lien or encumbrance or payment by UIS Brazil or UIS of any obligation or liability (fixed or contingent) other than (a) current liabilities included in the Balance Sheets, and (b) current liabilities incurred since the date of the Balance Sheets in the ordinary course of business;

                  (e) Any transaction entered into by UIS Brazil or UIS other than in the ordinary course of business consistent with past practices;

                  (f) Any notice received by UIS Brazil or the UIS Brazil Shareholders or UIS or the UIS Shareholder of any actual or threatened labor dispute or any event or condition of any character which has had or can reasonably be expected to have a material adverse effect on the Businesses, the Assets or the financial condition or operations of either UIS Brazil or UIS;

                  (g) Any change in the accounting principles followed by UIS Brazil or UIS or the methods of applying such principles;

                  (h) Any Contract binding UIS Brazil or UIS to do or take any of the actions referred to in this Section 3.5 (other than subsections (b) or (f)); or

                  (i) Except for historically normal annual salary increases not exceeding 6 percent in any individual case, any increase in the compensation, pension or other benefits payable or to become payable by UIS Brazil or UIS to any of its officers or employees, or any bonus payments or arrangements made to or with any of them.

         3.6 Title to Assets. Except as set forth in Schedule 3.6 hereto, UIS Brazil and UIS are the sole and unconditional owners of and have good, valid and marketable title to all the Assets, free and clear of all Encumbrances, except for the Liabilities, and there exists no restrictions on the transfer or use of the Assets. Schedule 3.6 hereto also includes an accurate, current and complete list of each lease or sublease of Equipment to which UIS Brazil or UIS is a party or by which UIS Brazil or UIS may be bound and a description of all Equipment leased under each such lease or sublease. There are no materially dangerous conditions with respect to any Asset.

         3.7 Lease of Real Property. Schedule 3.7 hereto is an accurate and complete list as of September 30, 1997 of each lease or sublease of Real Property to which UIS Brazil and UIS is a party or by which UIS Brazil or UIS may be bound and a description of the Real Property leased thereunder. With respect to each lease or sublease of UIS Brazil and UIS described on Schedule
3.7 hereto: (i) UIS Brazil and UIS have been in peaceful possession of the property leased thereunder and neither UIS Brazil nor UIS nor the landlord (to the knowledge of such UIS Brazil and UIS) is in default thereunder; (ii) no waiver, indulgence or postponement of any of the Obligations thereunder has been granted by the lessee or lessor thereunder; and (iii) there exists no event, occurrence, condition, or act known to UIS Brazil and UIS which upon notice or lapse of time would be or become a default thereunder. UIS Brazil and UIS have not violated or breached any provision of any such lease or sublease, and all Obligations required to be performed by UIS Brazil and UIS have been fully and properly performed. Except as set forth on Schedule 3.7 hereto, no Consent of any Person is required under any such lease or sublease in order for such lease or sublease to continue to be valid and subsisting and entitle Hirel to come into and remain in possession of the premises demised thereunder after the consummation of the transactions contemplated by this Agreement.

         3.8 Indebtedness. Except for Indebtedness or as set forth on Schedule
3.8 reflected or reserved against in the Balance Sheets and Indebtedness incurred in the ordinary course of business after the date of the Balance Sheets, neither UIS Brazil nor UIS have Indebtedness outstanding at the date hereof. Neither UIS Brazil nor UIS are in default with respect to any outstanding Indebtedness or any instrument relating thereto, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by UIS

Brazil or UIS or the operation of the business of UIS Brazil or UIS. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of UIS Brazil or UIS have been furnished to Seaton.

         3.9 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Balance Sheets or incurred in the ordinary course of business after the date of the Balance Sheets or described in Schedule 3.9, neither UIS Brazil nor UIS have liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due including, without limitation, any liabilities for Taxes due or to become due.

         3.10     Environmental Matters.

                  (a) UIS Brazil and UIS have obtained all material Permits which are required in connection with the conduct of the Business under applicable Laws, and are in full compliance with all Laws, relating to pollution or protection of the environment including, but not limited to, Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, space water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Environmental Matters").

                  (b) UIS Brazil and UIS are in material compliance in the conduct of their respective Businesses with all terms and conditions of the required Permits and are also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws or contained in any Judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

                  (c) Neither UIS Brazil nor UIS have received written notice of any conditions or incidents that violate or prevent compliance or continued compliance with those Laws otherwise form the basis of any Proceeding, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

                  (d) Neither UIS Brazil nor UIS have received notice of any civil, criminal or administrative Proceeding pending or threatened against UIS Brazil or UIS in connection with the conduct of their Businesses relating in any way to those laws, or injunctions, notice or demand letter issued, entered, promulgated or approved thereunder.

         3.11 Assets Required for Operation. Attached as Schedule 3.11 is an accurate and complete list as of September 30, 1997 of all the Assets in excess of $5,000 in value used in the operation of the Business of UIS Brazil and UIS. The Assets comprise all of the Assets used in the operation of the Businesses of UIS Brazil and UIS in the manner and to the extent currently conducted. Except as otherwise provided on Schedule 3.11, all of the Assets are located at the Premises of UIS Brazil or UIS.

         3.12 Customers. Attached as Schedule 3.12 is an accurate and complete list as of September 30, 1997 of the names of UIS Brazil's and UIS's material customers as of date hereof (defined for these purposes to mean the customers representing 10% or more of the total sales by UIS Brazil or UIS), their addresses and telephone numbers. Schedule 3.12 also includes a copy of all Contracts with customers. Neither UIS Brazil nor UIS have been notified nor has any reason to believe, that any of its customers will not continue to do business with Seaton after the consummation of the transaction contemplated hereby as and to the extent such customer is currently doing business with UIS Brazil or UIS.

         3.13 Other Contracts. Schedule 3.13 hereto is an accurate, and complete list as of September 30, 1997 and description of each of the Contracts evidencing aggregate obligations of UIS Brazil or UIS in excess of $50,000 to which UIS Brazil or UIS is a party or by which UIS Brazil or UIS or any of its Assets are bound. Each such Contract is a valid and binding obligation of the parties thereto in accordance with the terms and conditions thereof. No party to any such Contract is in default with respect to any term or condition thereof, nor has any event occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder or would cause the acceleration of any obligation of any party thereto. Except as set forth on
Schedule 3.13 hereto, no Contract described on Schedule 3.13 hereto: (a) is a Contract that will not continue to be effective in accordance with its terms subsequent to the transaction contemplated hereby without additional consideration to or the consent or authorization of any third party to this Agreement; or (b) is not cancelable by UIS Brazil or UIS giving thirty (30) days notice or less, without liability, penalty or premium. Except as identified in
Schedule 3.13 hereto, there are no outstanding offers, bids, proposals or quotations made by UIS Brazil which, if accepted, would create a Contract with UIS Brazil or UIS.

         3.14 Books and Records. UIS Brazil's and UIS's books and records accurately reflect in all material respects all of UIS Brazil's and UIS's Assets, Obligations and accruals, and all transactions (normally reflected in books and records in accordance with the accrual method of accounting) to which UIS Brazil or UIS is or was a party or by which UIS Brazil or UIS or any of its Assets are or were affected.

         3.15 Tax Returns. UIS Brazil and UIS have duly and timely filed with the appropriate governmental agencies all tax and other returns and reports required by any Law to be filed by it and all such returns and reports have been accurately prepared and properly completed. Accurate and complete copies of all such returns and reports filed by UIS Brazil during the past three (3) years have been delivered to Seaton.

         3.16 Taxes. All Taxes due, owing and payable by UIS Brazil and UIS have been fully paid or are reflected on the Financial Statements for the period ended September 30, 1997. No claim for any Tax due from or assessed against UIS Brazil or UIS is being contested. Except as set forth on Schedule 3.16 hereto, none of UIS Brazil's or UIS's Tax returns or reports have been audited by the Internal Revenue Service or any state or local Tax authority, and neither UIS Brazil nor UIS have received any notice of deficiency or other adjustment from the Internal

Revenue Service or any state or local Tax authority. There are no agreements, waivers, or other arrangements providing an extension of time with respect to the assessment of any Tax against UIS Brazil or UIS, nor are there any Tax Proceedings now pending or threatened against UIS Brazil or UIS. UIS Brazil and UIS have made all deposits required by Law, to be made with respect to employees' withholding and other employment taxes. No state of facts exists or has existed, nor has any event occurred, which would constitute grounds for the assessment of any further Tax against UIS Brazil or UIS.

         3.17 Proceedings. Neither UIS Brazil nor UIS are a party to, the subject of, or threatened with any Proceeding nor, to the best of UIS Brazil's or UIS's knowledge, is there any basis for any Proceeding. Neither UIS Brazil nor UIS is contemplating the institution of any Proceeding.

         3.18 Other Liabilities. No claim of breach of Contract, tort, product liability or other claim (whether arising from UIS Brazil's or UIS's Business or otherwise), contingent or otherwise, has been asserted or threatened against UIS Brazil nor UIS, nor, to the best of UIS Brazil's and UIS's knowledge, is capable of being asserted by any employee, creditor, claimant or other Person against UIS Brazil or UIS, except for claims for warranty arising in the ordinary course of the business of UIS Brazil or UIS. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any Person.

         3.19 Permits. Schedule 3.19 lists all Permits obtained by UIS Brazil and UIS to operate their respective Businesses. UIS Brazil and UIS have obtained and presently hold all Permits which are required under applicable Law to conduct their respective Businesses as and where currently conducted. All such Permits are in effect, are included in the Assets and are transferable to Seaton, and no Consent of any Person is required in connection with any such Permit for the transactions contemplated by this Agreement. Neither UIS Brazil nor UIS is in default under, nor has it received any notice of any claim of default or any other notice with respect to, any such Permit.

         3.20 Consents. The execution, delivery and performance by UIS Brazil and UIS of this Agreement and the consummation by UIS Brazil and UIS of the transactions contemplated hereby do not require any Consent that has not been received prior to the date hereof.

         3.21 Judgments. There is no outstanding Judgment against UIS Brazil or UIS or against or affecting any of the Assets or their respective Businesses. To the best knowledge of UIS Brazil and UIS, there is no health or safety problem involving or affecting UIS Brazil or UIS or the Assets of either. There are no open workmen's compensation claims against UIS Brazil or UIS, or any contingent liability of UIS Brazil or UIS, or any other Obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, director, officer, employee or agent of UIS Brazil or UIS, or any heir or personal representative thereof, against UIS Brazil or UIS or any successor to the business of UIS Brazil or UIS.

         3.22 Brokerage Fees. There is no Person acting on behalf of UIS Brazil or UIS who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

         3.23 Compliance with Laws. UIS Brazil and UIS and their respective Businesses are in material compliance with all Laws where such failure to comply would materially adversely effect the Business or Assets of UIS and UIS Brazil.

         3.24 Labor Agreements, Employee Benefit Plans and Employment Agreements. Except as reflected in Schedule 3.24 attached hereto, neither UIS Brazil nor UIS is a party to: (i) any union collective bargaining or similar agreement; (ii) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other Employee Benefit Plan, whether legally binding or not; (iii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, medical, hospitalization and life insurance and other insurance plans, or related benefits; or (iv) any employment agreement, severance agreement, noncompete agreement or other Contract with any of their employees.

         3.25 Labor Disputes; Unfair Labor Practices. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the Businesses of UIS Brazil or UIS or which may interfere with the continued operation of the Businesses of either. To the best of UIS Brazil's and UIS's knowledge, neither UIS Brazil nor UIS nor any agent, representative or management employee of UIS Brazil or UIS has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or threatened any charge or complaint against UIS Brazil or UIS by the National Labor Relations Board or any representative thereof. All references in this section 3.25 as to UIS Brazil relate to Brazilian law.

         3.26 Potential Conflicts of Interest. Except as set forth on Schedule 3.26, no officer or director of either UIS Brazil or UIS (a) owns, directly or indirectly, any interest in (excepting not more than 1 percent stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of either UIS Brazil or UIS;
(b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which either UIS Brazil or UIS is using or the use of which is necessary for the businesses of either UIS Brazil or UIS; or (c) has any cause of action or other claim whatsoever against, or owes any amount to, UIS Brazil or UIS, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements, none of which claims have accrued for a period greater than 12 months prior to the date hereof.

         3.27 Overtime, Back Wages, Vacation and Minimum Wages. Neither UIS Brazil nor UIS has received notice of any claim (whether under federal or state Law, any employment agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current Calendar Year, or (iv) any violation of any statute ordinance or regulation relating to minimum wages or maximum hours of work.

         3.28 Discrimination and Occupational Safety Statutes and Regulations. Neither UIS Brazil nor UIS has received (including, but not limited to, governmental agencies of any kind) any claim or basis for any Proceeding against UIS Brazil or UIS arising out of any Law relating to discrimination in employment or to employment practices or occupation safety and health standards.

         3.29 Employees, Contractors and Agents. UIS and UIS Brazil employ approximately 320 employees. Except as set forth on Schedule 3.29, neither UIS Brazil nor UIS has any reason to believe that any of its employees, contractors or agents will not continue their employment/service with UIS or UIS Brazil following the consummation of the transactions contemplated herein.

         3.30 Insurance. The Assets, Businesses and operations of UIS Brazil and UIS are insured under various policies of general liability and other forms of insurance, all of which are listed on Schedule 3.30. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which with the giving of notice or lapse of time, or both, would constitute a default thereunder. All premiums to date have been paid in full. Neither UIS Brazil nor UIS has been refused any insurance, nor has its coverage been limited, beyond the normal scope of policy limitations, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years.

         3.31 Related Parties Transactions. Schedule 3.31 sets forth a complete list of all contracts and business transactions between UIS Brazil and any shareholder, officer, director or employee or the spouse of any officer, director or employee or shareholder of UIS Brazil and a complete list of all contracts and business transactions between UIS and any shareholder, officer, director or employee or the spouse of any officer, director or employee or shareholder of UIS. All transactions listed on Schedule 3.31 were made on terms no less favorable to UIS Brazil or UIS, respectively, than would be available from unaffiliated parties. UIS Brazil and UIS Brazil Shareholders, and UIS and UIS Shareholder represent and warrant herein that all future transactions involving UIS Brazil, UIS or Seaton and any of its officers, directors or 5% shareholders shall be on terms no less favorable than could be obtained from unaffiliated parties.

         3.32 Suppliers. Schedule 3.32 sets forth a true, correct and complete list of the names and addresses of all of the material suppliers of UIS Brazil and UIS (defined for these purposes to mean the supplier of goods representing 10% or more of the total purchases by UIS Brazil or UIS). Neither UIS Brazil nor UIS has been notified nor has any reason to believe, that any of its suppliers will not continue to do business with Seaton after the consummation of the transaction contemplated hereby as and to the extent such supplier is currently doing business with UIS Brazil or UIS.

         3.33 Intangibles. Schedule 3.33 lists all patents, copyrights, trademarks and other Intangibles owned or used by UIS Brazil or UIS (specifying, as to each, whether owned or licensed and, if the latter, the licensor). There are no Proceedings pending or threatened with respect to any Intangible owned or used by UIS Brazil or UIS. Neither UIS Brazil nor UIS granted any license to any other Person with respect to any Intangible. Neither UIS Brazil nor UIS infringes upon or unlawfully or wrongfully use any Intangible owned or claimed by any other Person. To the best knowledge of UIS and UIS Brazil, except as reflected in Schedule 3.33, no present or former employee of UIS Brazil or UIS or any other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intangible which wither UIS Brazil or UIS owns, possesses or uses in their respective Businesses. Neither UIS Brazil nor UIS is a party to a noncompetition, confidentiality or nondisclosure agreement, nor is any present or former employee of UIS Brazil or UIS is a party to any such agreement, except for such agreements between UIS Brazil or UIS and its employees set forth in Schedule 3.29.

         3.34 Accounts. Set forth on Schedule 3.34 attached hereto is an accurate and complete list showing (a) the name and address of each bank and brokerage firm in which UIS Brazil or UIS has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to craw thereon or to have access thereto; and (b) the names of all persons, if any, holding powers of attorney from UIS Brazil or UIS with respect to such bank or brokerage account and a summary statement of the terms thereof.

         3.35 Accounts Receivable. Schedule 3.35 contains a true and accurate aging schedule of all Accounts Receivable of UIS Brazil and UIS as of September 30, 1997. Except as disclosed on Schedule 3.35, (a) each Account Receivable represents a sale made in the ordinary course of business by UIS Brazil or UIS which arose pursuant to an enforceable written Contract for a bona fide sale of goods or for services performed and UIS Brazil and UIS have performed all their obligations to produce the goods or perform the services to which such Account Receivable relates, and (b) to the best of UIS Brazil's and UIS's knowledge and belief, no Account Receivable is subject to any claim for reduction, counterclaim, setoff, recoupment or other claim for credit, allowances or adjustments by the obligor thereof. Except as reserved against in the Balance Sheets or as set forth on Schedule 3.35, all Accounts Receivable are collectible in full within the terms under which such Accounts Receivable arose.

         3.36 Accounts Payable. Schedule 3.36 hereto contains a true and accurate aging schedule of all accounts payable of UIS Brazil and UIS as of September 30, 1997. Except as disclosed on Schedule 3.36, (a) each account payable represents an obligation of UIS Brazil or UIS incurred in the ordinary course of their respective Businesses for goods sold to, or for bona fide services performed for UIS Brazil or UIS; and (b) no claim for reduction, counterclaim, setoff, recoupment or other claim for credit, allowances or adjustments has been made by UIS Brazil or UIS with respect to any such accounts payable.

         3.37 Improper Payments. Neither UIS Brazil nor UIS, nor any of their current shareholders, directors, officers, or employees or agents, nor any Person acting on behalf of UIS Brazil or UIS, has directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained for the benefit of UIS Brazil or UIS. No funds or Assets of UIS Brazil or UIS were donated, loaned or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. Neither UIS Brazil nor UIS has maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, or which account was not listed, titled or identified in the name of UIS Brazil or UIS.

         3.38     Restrictions on Transferability.

                  (a) The Shareholders hereby agree that neither the Shareholders nor the Shareholder's representatives, administrators, successors or assigns will offer, sell, transfer, assign, pledge, hypothecate, encumber or otherwise attempt to directly or indirectly dispose of any of the Exchange Stock either pursuant to Rule 144 of the Securities Act of 1933, as amended, a registration statement or otherwise, or dispose of any beneficial interest therein for a period of twenty four (24) months following the Closing Date without the prior written consent of the Oversight Committee of 2M Capital Corp.

                  (b) Notwithstanding paragraph 3.38(a), the shareholders listed on Schedule B hereto hereby agree that neither the shareholders nor the shareholder's representatives, administrators, successors or assigns will offer, sell, transfer, assign, pledge, hypothecate, encumber or otherwise attempt to directly or indirectly dispose of any of the Exchange Stock designated on Schedule B either pursuant to Rule 144 of the Securities Act of 1933, as amended, a registration statement or otherwise, or dispose of any beneficial interest therein for a period of nine (9) months following the Closing Date without the prior written consent of the Oversight Committee of 2M Capital Corp.

                  (c) The Exchange Shares will be subject to any restrictions on transfer or disposition pursuant to such Registration Statement, imposed by (i) an underwriter for any public offering of the Company's securities, which lock-up period the Company anticipates not to exceed twenty-four (24) months from the effective date of the Registration Statement for such public offering;
(ii) the National Association of Securities Dealers (NASD); or (iii) any national exchange including the National Association of Securities Dealers Automated Quotation System ("NASDAQ").

         3.39     Capitalization.

                  (a) All of the issued and outstanding shares (quotas) of UIS Brazil, having one (1) Brazil Real par value, consist of One Million Eight Hundred Eighty Thousand (1,880,000) shares (quotas). All issued and outstanding shares of capital stock of UIS Brazil are validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.39 there are no outstanding
(a) securities convertible into or exchangeable for the shares of capital stock of UIS Brazil; (b) options, warrants or other rights to purchase or subscribe shares of capital stock of UIS Brazil or securities convertible into or exchangeable for shares of capital stock of UIS Brazil; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of UIS Brazil, any such convertible or exchangeable securities or any such options, warrants or rights.

                  (b) UIS authorized capitalization consists of Five Thousand (5,000) shares of common stock having a par value of $1.00 per share, of which Five Thousand (5,000) shares are issued and outstanding. All issued and outstanding shares of capital stock of UIS are validly issued, fully paid and non-assessable. Except as set forth on Schedule 3.39 there are no outstanding
(a) securities convertible into or exchangeable for the shares of capital stock of UIS; (b) options, warrants or other rights to purchase or subscribe shares of capital stock of UIS or securities convertible into or exchangeable for shares of capital stock of UIS; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of UIS, any such convertible or exchangeable securities or any such options, warrants or rights.

         3.40 Tax Exempt Status of UIS Brazil. UIS Brazil is exempt from any tax on income imposed by the Brazilian government ("Exemption"), as set forth in
Schedule 3.40, and the consummation of the transaction herein between the parties hereto will not terminate or otherwise adversely effect UIS Brazil's Exemption. Such Exemption is in full force in effect.

                                   ARTICLE IV
                     SEATON'S REPRESENTATIONS AND WARRANTIES
                     ---------------------------------------

         Seaton hereby makes the following representations and warranties to UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder, each of which Seaton represents to be true and correct on the date hereof, and (except as Seaton may notify UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder in writing prior to Closing) shall be deemed made again as of the Closing Date and represented by Seaton to be true and correct on the Closing Date.

         4.1 Organization. Seaton is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the full power and authority to own all its Assets and to conduct its business as and where its business is presently conducted. Seaton has no subsidiaries or interest in any other Person, and is not required to be qualified or licensed as a foreign corporation in any jurisdiction in which the failure to be so qualified or licensed would have a materially adverse effect on the Business. Seaton has the full power and authority to own all its Assets and to conduct the Business as and where the Business is conducted. Accurate, current, and complete copies of the Articles of Incorporation and Bylaws of Seaton and, if any, all fictitious name registrations of Seaton have been, delivered to UIS Brazil and the Shareholders and UIS and the Shareholder of UIS at or prior to the execution of this Agreement.

         4.2      Authority and Approval of Agreement.

                  (a) The execution and delivery of this Agreement by Seaton and the performance of all Seaton obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Seaton pursuant to applicable Law. Seaton has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

                  (b) This Agreement and each of the other documents, instruments and agreements executed by Seaton in connection herewith constitute the valid and legally binding agreements of Seaton, enforceable against Seaton in accordance with their terms, except that: (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and (ii) the availability of equitable remedies may be limited by equitable principles.

         4.3 No Violations. Except as otherwise set forth in Schedule 4.3, the execution, delivery or performance of this Agreement or any other documents, instruments or agreements executed by Seaton in connection herewith, and the consummation of the transactions contemplated hereby, do not and will not (i) constitute a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Seaton, any provision of any Contract to which Seaton may be bound, any Judgment or any Law; or (ii) result in the creation or imposition of any Encumbrance upon, or give to any third person any interest in or right to, any of the Seaton Assets; or (iii) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any Permit or franchise granted or issued to, or otherwise held by or for the use of, Seaton.

         4.4 Brokerage Fees. There is no Person acting on behalf of Seaton who is entitled to or has any claim for any brokerage or finder's fee or commission in connection with the execution of this Agreement or the consummation of the transactions contemplated hereby.

         4.5 Consents. The execution, delivery, and performance by Seaton of this Agreement and the consummation by Seaton of the transactions contemplated hereby do not require any Consent that has not been received prior to the date hereof.

         4.6      Closing Representations.  Seaton represents and warrants that:

                  (a) The Exchange Stock shall constitute 67.50% of all of the issued and outstanding shares of stock of Seaton.

                  (b) The shares of Common Stock of Seaton are trading on the NASDAQ Bulletin Board under the symbol "SEGI."

                  (c) Seaton shall have audited financial statements for the year ended December 31, 1996, and internally prepared financial statements for the period ended September 30, 1997 prepared in accordance with generally accepted accounting principles, all of which shall be provided to the Shareholders prior to Closing. Seaton shall have cash on hand as of Closing of not less than $2,200,000, and shall not be a party to any liabilities (other than the Convertible Debentures of $330,000).

                  (d) Within thirty (30) days following the Closing, Seaton shall file a registration statement with the Securities Exchange Commission that shall include twenty (20%) percent of each of the Shareholders' Exchange Stock. Shareholders acknowledges that the Exchange Stock will be subject to certain "lock -up" provisions pursuant to Section 2.5 hereof, but in no event shall the "lock-up" provisions extend for more than 24 months following the Closing Date, as hereinafter defined.

         4.7 Full Disclosure. All the representations and warranties made by Seaton herein or in any schedule hereto, and all of the statements, documents or other information pertaining to the transaction contemplated herein made or given by Seaton, its agents or representatives are true and complete, and do not omit any information required to make the statements or information provided, in light of the transactions contemplated herein, true, complete and non-misleading.

         4.8 Financial Statements. Attached hereto as Schedule 4.8 are financial statements of Seaton ("Financial Statements"), including audited balance sheets and statements of operations for the fiscal years ended December 31, 1996 and internally prepared income statements and Balance Sheets of Seaton at September 30, 1997. The Financial Statements are true, correct and complete, were prepared in accordance with the accrual method of accounting and generally accepted accounting principles as adopted by the American Institute of Certified Public Accountants, and accurately reflect Seaton's financial condition and the results of its operations for the periods and as of the dates which they purport to cover.

         4.9 Conduct Since Date of Unaudited Statements. Except as disclosed in
Schedule 4.9 hereto, none of the following have occurred since September 30, 1997:

                  (a) Any change in the Assets, Obligations, Business, financial condition, prospects or operations of Seaton which individually or in the aggregate have had or may have any material adverse effect on the Assets, the Liabilities, or the Business, financial condition or operations of Seaton, nor are there any circumstances known to Seaton which might result in such change or such an effect;

                  (b) Any damage, destruction or loss, whether or not covered by insurance, adversely affecting the Assets or Business;

                  (c) Any disposition, lease or Encumbrance of the Business, the Assets, or increase of indebtedness of or guaranteed by Seaton, other than in the ordinary course of business consistent with past practices; provided, however, that no such disposition, lease or Encumbrance, regardless of the consideration therefor, has been made between Seaton, and any of its shareholders, directors, officers, agents, contractors or employees (or any member of their respective families);

                  (d) Any discharge or satisfaction by Seaton of any lien or encumbrance or payment by the Seaton of any obligation or liability (fixed or contingent) other than (a) current liabilities included in the Balance Sheet, and (b) current liabilities incurred since the date of the Balance Sheet in the ordinary course of business;

                  (e) Any transaction entered into by Seaton other than in the ordinary course of business consistent with past practices;

                  (f) Any notice received by Seaton of any actual or threatened labor dispute or any event or condition of any character which has had or can reasonably be expected to have a material adverse effect on the Business, the Assets or the financial condition or operations of Seaton;

                  (g) Any change in the accounting principles followed by Seaton or the methods of applying such principles; or

                  (h) Any Contract binding Seaton to do or take any of the actions referred to in this Section 4.9 (other than subsections (b) or (f)).

                  (i) Any salaries have been paid or have any agreements as to the payment of any salaries been made since September 30, 1997.

         4.10 Title to Assets. Except as set forth in Schedule 4.10 hereto, Seaton is the sole and unconditional owner of and has good, valid and marketable title to all the Assets, free and clear of all Encumbrances, except for the Liabilities, and there exists no restriction on the transfer or use of the Assets. Schedule 4.10 hereto also includes an accurate, current and complete list of each lease, or sublease of Equipment, to which Seaton is a party or by which Seaton may be bound and a description of all Equipment leased under each such lease or sublease. There are no materially dangerous conditions with respect to any Asset.

         4.11 Lease of Real Property. There is no lease or sublease of Real Property to which Seaton is a party or by which Seaton may be bound.

         4.12 Indebtedness. Except for Indebtedness set forth on Schedule 4.12 as reflected or reserved against in the Balance Sheet and Indebtedness incurred in the ordinary course of business after the date of the Balance Sheet, the Company has no Indebtedness outstanding at the date hereof. Seaton is not in default with respect to any outstanding Indebtedness or any instrument relating thereto, and no such Indebtedness or any instrument or agreement relating thereto purports to limit the issuance of any securities by Seaton or the operation of the business of Seaton. Complete and correct copies of all instruments (including all amendments, supplements, waivers and consents) relating to any Indebtedness of the Seaton have been furnished to UIS Brazil and UIS.

         4.13 Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Balance Sheet or incurred in the ordinary course of business after the date of the Balance Sheet or described in Schedule 4.13 hereto, Seaton has no liabilities or obligations of any nature, whether accrued, absolute, contingent or otherwise (including, without limitation, liabilities as guarantor or otherwise with respect to obligations of others) and whether due or to become due including, without limitation, any liabilities for Taxes (as defined in Exhibit A) due or to become due.

         4.14     Environmental Matters.

                  (a) Seaton has obtained all material Permits which are required in connection with the conduct of the Business under applicable Laws, and is in full compliance with all Laws, relating to pollution or protection of the environment including, but not limited to, Laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes into the environment (including without limitation ambient air, space water, groundwater, or land), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, chemicals, or industrial, toxic or hazardous substances or wastes ("Environmental Matters").

                  (b) Seaton is in material compliance in the conduct of the Business with all terms and conditions of the required Permits and is also in material compliance with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in those Laws or contained in any Judgment, notice or demand letter issued, entered, promulgated or approved thereunder.

                  (c) Seaton has not received written notice of any conditions or incidents that violate or prevent compliance or continued compliance with those Laws otherwise form the basis of any Proceeding, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling, or the emission, discharge, release or threatened release into the environment, of any pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

                  (d) Seaton has not received notice of any civil, criminal or administrative Proceeding pending or threatened against Seaton in connection with the conduct of the Business relating in any way to those laws, or injunctions, notice or demand letter issued, entered, promulgated or approved thereunder.

         4.15 Customers. Attached as Schedule 4.15 is an accurate, current and complete list of the names of Seaton's material customers as of date hereof (defined for these purposes to mean the customers representing 10% or more of the total sales by Seaton), their addresses and telephone numbers. Schedule 4.15 also includes a copy of all Contracts with customers. Seaton has not been notified nor has any reason to believe, that any of its customers will not continue to do business with Seaton after the consummation of the transaction contemplated hereby as and to the extent such customer is currently doing business with Seaton.

         4.16 Other Contracts. As of the closing date, Seaton has no contracts outstanding.

         4.17 Books and Records. Seaton's books and records accurately reflect in all material aspects all of Seaton's Assets, Obligations and accruals, and all transactions (normally reflected in books and records in accordance with the accrual method of accounting) to which Seaton is or was a party or by which Seaton or any of its Assets are or were affected.

         4.18 Tax Returns. Seaton has duly and timely filed with the appropriate governmental agencies all tax and other returns and reports required by any Law to be filed by it and all such returns and reports have been accurately prepared and properly completed. Accurate and complete copies of all such returns and reports filed by Seaton during the past three (3) years have been delivered to UIS Brazil and UIS.

         4.19 Taxes. All Taxes due, owing and payable by Seaton have been fully paid or are reflected on the Financial Statements for the period ended September 30, 1997. No claim for any Tax due from or assessed against Seaton is being contested. Except as set forth on Schedule 4.19 hereto, none of Seaton's Tax returns or reports have been audited by the Internal Revenue Service or any state or local Tax authority, and Seaton has not received any notice of deficiency or other adjustment from the Internal Revenue Service or any state or local Tax authority. There are no agreements, waivers, or other arrangements providing an extension of time with respect to the assessment of any Tax against Seaton, nor are there any Tax Proceedings now pending or threatened against Seaton. Seaton has made all deposits required by Law, to be made with respect to employees' withholding and other employment taxes. No state of facts exists or has existed, nor has any event occurred, which would constitute grounds for the assessment of any further Tax against Seaton.

         4.20 Proceedings. Seaton is not a party to, the subject of, or threatened with any Proceeding nor, to the best of Seaton's knowledge, is there any basis for any Proceeding. Seaton is not contemplating the institution of any Proceeding.

         4.21 Other Liabilities. No claim of breach of Contract, tort, product liability or other claim (whether arising from Seaton's Business or otherwise), contingent or otherwise, has been asserted or threatened against Seaton nor, to the best of Seaton's knowledge, is capable of being asserted by any employee, creditor, claimant or other Person against Seaton, except for claims for warranty arising in the ordinary course of the business of Seaton. No state of facts exists or has existed, nor has any event occurred, which could give rise to the assertion of any such claim by any Person.

         4.22 Permits. Schedule 4.22 lists all Permits obtained by Seaton to operate the Business. Seaton has obtained and presently holds all Permits which are required under applicable Law to conduct the Business as and where currently conducted. All such Permits are in effect, are included in the Assets and are transferable to Seaton, and no Consent of any Person is required in connection with any such Permit for the transactions contemplated by this Agreement. Seaton is not in default under, nor has it received any notice of any claim of default or any other notice with respect to, any such Permit.

         4.23 Consents. The execution, delivery and performance by Seaton of this Agreement and the consummation by Seaton of the transactions contemplated hereby do not require any Consent that has not been received prior to the date hereof.

         4.24 Judgments. There is no outstanding Judgment against Seaton or against or affecting any of the Assets or the Business. To the best knowledge of UIS Brazil and UIS, there is no health or safety problem involving or affecting Seaton or the Assets. There are no open workmen's compensation claims against Seaton, or any contingent liability of Seaton, or any other Obligation, fact or circumstance which would give rise to any right of indemnification on the part of any current or former shareholder, director, officer, employee or agent of Seaton, or any heir or personal representative thereof, against Seaton or any successor to the business of Seaton.

         4.25 Compliance with Laws. Seaton and the Business are in material compliance with all Laws where such failure to comply would materially adversely effect the Business.

         4.26 Labor Agreements, Employee Benefit Plans and Employment Agreements. Except as reflected in Schedule 4.26 attached hereto, Seaton is not a party to: (i) any union collective bargaining or similar agreement; (ii) any profit sharing, pension, retirement, deferred compensation, bonus, stock option, stock purchase, retainer, consulting, health, welfare or incentive plan or agreement or other Employee Benefit Plan, whether legally binding or not; (iii) any plan providing for "fringe benefits" to its employees, including, but not limited to, vacation, disability, sick leave, medical, hospitalization and life insurance and other insurance plans, or related benefits; or (iv) any employment agreement, severance agreement, noncompete agreement or other Contract with any of its employees.

         4.27 Labor Disputes; Unfair Labor Practices. There is no pending or threatened labor dispute, strike or work stoppage which affects or which may affect the Business or which may interfere with the continued operation of the Business. To the best of Seaton's knowledge, neither Seaton nor any agent, representative or management employee of Seaton has committed any unfair labor practice as defined in the National Labor Relations Act of 1947, as amended. There is not now pending or threatened any charge or complaint against Seaton by the National Labor Relations Board or any representative thereof.

         4.28 Potential Conflicts of Interest. Except as set forth on Schedule 4.28, no officer or director of the Company (a) owns, directly or indirectly, any interest in (excepting not more than one (1%) percent stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any Person which is a competitor, lessor, lessee, customer or supplier of Seaton; (b) owns, directly or indirectly, in whole or in part, any tangible or intangible property which Seaton is using or the use of which is necessary for the business of Seaton; or
(c) has any cause of action or other claim whatsoever against, or owes any amount to, Seaton, except for claims in the ordinary course of business, such as for accrued vacation pay, accrued benefits under employee benefit plans and similar matters and agreements, none of which claims have accrued for a period greater than 12 months prior to the date hereof.

         4.29 Overtime, Back Wages, Vacation and Minimum Wages. No present or former employee of Seaton has any claim (whether under federal or state Law, any employment agreement or otherwise) on account of or for: (i) overtime pay, other than overtime pay for the current payroll period; (ii) wages or salary for any period other than the current payroll period; (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current Calendar Year, or (iv) any violation of any statute ordinance or regulation relating to minimum wages or maximum hours of work.

         4.30 Discrimination and Occupational Safety Statutes and Regulations. No Person or party (including, but not limited to, governmental agencies of any kind) has any claim or basis for any Proceeding against Seaton arising out of any Law relating to discrimination in employment or to employment practices or occupation safety and health standards.

         4.31 Employees, Contractors and Agents. Set forth on Schedule 4.31 annexed hereto is a complete list of Seaton's employees, contractors and agents, their respective positions with Seaton, and the compensation and all vacation and other benefits they are entitled to receive from Seaton. Except as set forth on Schedule 4.31, Seaton does not have any reason to believe that any of its employees, contractors or agents will not continue their employment/service with Seaton following the consummation of the transactions contemplated herein.

         4.32 Insurance. The Assets, Business and operations of Seaton are insured under various policies of general liability and other forms of insurance, all of which are listed on Schedule 4.32. All such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and there is no existing default or event which with the giving of notice or lapse of time, or both, would constitute a default thereunder. All premiums to date have been paid in full. Seaton has not been refused any insurance, nor has its coverage been limited, beyond the normal scope of policy limitations, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five (5) years.

         4.33 Related Parties Transactions. Schedule 4.33 sets forth a complete list of all contracts and business transactions between Seaton and any shareholder, officer, director or employee or the spouse of any officer, director or employee or shareholder of Seaton.

         4.34 Suppliers. Schedule 4.34 sets forth a true, correct and complete list of the names and addresses of all of the material suppliers of Seaton (defined for these purposes to mean the supplier of goods representing 10% or more of the total purchases by Seaton). Seaton has not been notified nor has any reason to believe, that any of its suppliers will not continue to do business with Seaton after the consummation of the transaction contemplated hereby as and to the extent such supplier is currently doing business with Seaton.

         4.35 Intangibles. Schedule 4.35 lists all patents, copyrights, trademarks and other Intangibles owned or used by Seaton (specifying, as to each, whether owned or licensed and, if the latter, the licensor). There are no Proceedings pending or threatened with respect to any Intangible owned or used by Seaton. Seaton has not granted any license to any other Person with respect to any Intangible. Seaton does not infringe upon or unlawfully or wrongfully use any Intangible owned or claimed by any other Person. Except as reflected in
Schedule 4.35, no present or former employee of Seaton or any other Person owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any Intangible which Seaton owns, possesses or uses in the Business. Seaton is not a party to a noncompetition, confidentiality or nondisclosure agreement, nor is any present or former employee of Seaton a party to any such agreement, except for such agreements between Seaton and its employees set forth in Schedule 4.35.

         4.36 Accounts. Set forth on Schedule 4.36 attached hereto is an accurate and complete list showing (a) the name and address of each bank and brokerage firm in which Seaton has an account or safe deposit box, the number of any such account or any such box and the names of all persons authorized to craw thereon or to have access thereto; and (b) the names of all persons, if any, holding powers of attorney from Seaton with respect to such bank or brokerage account and a summary statement of the terms thereof.

         4.37 Accounts Receivable. Schedule 4.37 contains a true and accurate aging schedule of all Accounts Receivable of Seaton as of September 30, 1997. Except as disclosed on Schedule 4.37, (a) each Account Receivable represents a sale made in the ordinary course of business by Seaton which arose pursuant to an enforceable written Contract for a bona fide sale of goods or for services performed and Seaton has performed all its obligations to produce the goods or perform the services to which such Account Receivable relates, and (b) to the best of Seaton's knowledge and belief, no Account Receivable is subject to any claim for reduction, counterclaim, setoff, recoupment or other claim for credit, allowances or adjustments by the obligor thereof. Except as reserved again in the Balance Sheet or as set forth on Schedule 4.37, all Accounts Receivable are collectible in full within the terms under which such Accounts Receivable arose.

         4.38 Accounts Payable. Schedule 4.38 hereto contains a true and accurate aging schedule of all accounts payable of Seaton as of September 30, 1997. Except as disclosed on Schedule 4.38, (a) each account payable represents an obligation of Seaton incurred in the ordinary course of the Business for goods sold to, or for bona fide services performed for, Seaton; and (b) no claim for reduction, counterclaim, setoff, recoupment or other claim for credit, allowances or adjustments has been made by Seaton with respect to any such accounts payable.

         4.39 Improper Payments. Neither Seaton, nor any of its current shareholders, directors, officers, or employees or agents, nor any Person acting on behalf of Seaton, has directly or indirectly, made any bribe, kickback or other payment of a similar or comparable nature, whether lawful or not, to any person, public or private, regardless of form, whether in money, property or services, to obtain favorable treatment for business secured or special concessions already obtained for the benefit of Seaton. No funds or Assets of Seaton were donated, loaned or made available directly or indirectly for the benefit of, or for the purpose of supporting or opposing, any government or subdivision thereof, political party, candidate or committee, either domestic or foreign. Seaton has not maintained and does not maintain a bank account, or any other account of any kind, whether domestic or foreign, or which account was not listed, titled or identified in the name of Seaton.

         4.40 Capitalization. Seaton's authorized capitalization consists of 19,000,000 shares of common stock having $.001 par value, of which Five Hundred and Ninety Nine Thousand (599,000) shares shall be issued and outstanding on the day of Closing and 1,000,000 shares of Preferred Stock have $.001 par value, of which no shares shall be issued and outstanding on the day of Closing. All issued and outstanding shares of capital stock of Seaton are validly issued, fully paid and non-assessable. Except as set forth on Schedule 4.40 there are no outstanding (a) securities convertible into or exchangeable for the shares of capital stock of Seaton; (b) options, warrants or other rights to purchase or subscribe shares of capital stock of Seaton or securities convertible into or exchangeable for shares of capital stock of Seaton; or (iii) contracts, commitments, agreements, understandings or arrangements of any kind relating to the issuance of any capital stock of Seaton, any such convertible or exchangeable securities or any such options, warrants or rights.

         4.41 Registration Rights. The UIS Brazil Shareholders and UIS Shareholder are entitled to registration rights, including piggyback registration rights, for twenty (20%) percent of the Exchange Stock, as adjusted, with such rights to be available when the Company proposes to file a registration statement under the Securities Act of 1933, as amended ("33' Act"), with respect to an offering for its own account of any class of security (other than in connection with a merger pursuant to a Form S-3) or for the account of the Company's shareholders. Seaton shall, in each case, give written notice of the proposed filing to the UIS Brazil Shareholders and UIS Shareholder at least thirty (30) days prior to the anticipated filing date, and such notice shall offer such holders the opportunity to register such Exchange Stock as such holder may request. Seaton will use its best efforts to cause the underwriter, if any, to permit the UIS Brazil Shareholders and the UIS Shareholder to include such Exchange Stock on the same terms and conditions as other shares of Common Stock of Seaton included therein. Notwithstanding the foregoing, if the underwriter or underwriters of such offering delivers a written opinion to Seaton that in its sole and absolute discretion the total number of securities which such holders, Seaton or other persons and entities entitled to be included in such offering exceeds the number which can reasonably be sold in such offering, then the securities to be offered for the account of the UIS Brazil Shareholders and UIS Shareholder will be reduced pro rata to the extent necessary to reduce the total number of securities to be included in such offering to the number recommended by such underwriter in its sole and absolute discretion. Seaton will bear all expenses of such registration, except that the UIS Brazil Shareholders and the UIS Shareholder shall bear the fees and expenses of any counsel or other representative attributable to the Exchange Stock.

         4.42 Future Sales. Seaton has agreed pursuant to the terms of a Consulting Agreement that it will not, for a period of twenty-four (24) months from the Closing Date, without the prior written consent of 2M Capital Corp., offer, sell, contract to sell, or otherwise dispose of, any securities of Seaton, except for the issuance of shares of Common Stock to be issued in a public offering, at a price not less than ninety (90%) percent of the average of the closing bid prices of the Common Stock as reported on NASD Bulletin Board for the ten (10) consecutive trading day period immediately preceding the date of sale.

         4.43 Securities Laws. Seaton is not subject to the reporting requirements under the Securities and Exchange Act of 1934, as amended ("34 Act"); however, to the extent Seaton is subject to the 33 Act or the 34 Act, to the best of Seaton's knowledge, Seaton has complied with all requirements to which Seaton is subject pursuant to the 33 Act and the 34 Act.

                                    ARTICLE V
                         INTERPRETATION AND SURVIVAL OF
                         ------------------------------
                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------

         5.1 Interpretation. Each warranty and representation made by a party in this Agreement or pursuant hereto is independent of all other warranties and representations made by the same party in this Agreement or pursuant hereto (whether or not covering identical, related or similar matters) and must be independently and separately satisfied. Exceptions or qualifications to any such warranty or representation shall not be construed as exceptions or qualifications to any other warranty or representation.

         5.2 Reliance by Seaton. Notwithstanding the right of Seaton to investigate UIS Brazil and UIS, their Businesses and the Assets, and notwithstanding any knowledge of facts determined or determinable by them as a result of such investigation or right of investigation, Seaton has the unqualified right to rely upon the representations and warranties made by UIS Brazil or UIS in this Agreement and in the Schedules attached hereto or pursuant hereto.

         5.3 Reliance by UIS Brazil and UIS. Notwithstanding the right of UIS Brazil and UIS to investigate Seaton, its Business and the Assets, and notwithstanding any knowledge of facts determined or determinable by them as a result of such investigation or right of investigation, UIS Brazil and UIS have the unqualified right to rely upon the representations and warranties made by Seaton in this Agreement and in the Schedules attached hereto or pursuant hereto.

         5.4 Survival. All representations and warranties made in this Agreement or pursuant hereto shall survive the date hereof, the consummation of the transactions contemplated hereby, and any investigation for a period of eighteen
(18) months except as it relates to taxes, which representations and warranties shall survive for the period provided for in the Statute of Limitations, and as it relates to title to the shares of Stock owned by the Shareholders in UIS and UIS Brazil, the representations and warranties shall survive indefinitely.

                                   ARTICLE VI
                             OBLIGATIONS TO CLOSING
                             ----------------------

         6.1 Conduct of the UIS and UIS Brazil. Prior to the Closing Date, UIS Brazil and UIS have:

                  (a) maintain its existence in good standing in its state of domicile and each other jurisdiction where it is required to be licensed or qualified as a foreign corporation;

                  (b) duly and timely file all returns and reports it is required by Law to file, promptly pay when due all Taxes assessed against it or any of its Assets, and conform to and fully comply with all the Laws pertaining to the Business;

                  (c) conduct the Business in a good and diligent manner consistent with past practices, not make any change in its business practices and in good faith use its best efforts to preserve the Business intact, keeping available the services of its current officers, employees, salesmen, agents, and representatives, and maintain the goodwill of its suppliers, customers and other Persons having business relations with UIS Brazil or UIS;

                  (d) maintain all its tangible Assets in the same condition as it has in the past and repair and conform to and fully comply with all terms and conditions pursuant to which any such Assets are held;

                  (e) maintain in full force and effect all insurance policies and, if any of the Assets are damaged or destroyed by fire or other casualty, whether or not insured, it shall promptly proceed with the repair, restoration or replacement thereof;

                  (f) not alter or amend its Articles of Incorporation or Bylaws;

                  (g) not increase the compensation or rate of compensation or extraordinary benefits payable or to become payable to, any of the its directors, officers, employees, salesmen, agents, or representatives or pay any of the foregoing Persons any bonus and not hire any new employees, agents or representatives, except to replace positions existing as of the date hereof at compensation comparable to that of the position being replaced, or otherwise make any material changes in any of its employment arrangements;

                  (h) keep seaton advised of all material aspects of the operation of the Business;

                  (i) not adopt or enter into an Employee Benefit Plan or alter any existing Employee Benefit Plan, if any;

                  (j) not create any Obligation for borrowed money and not make any loans or advances to, or assume, guarantee, endorse, or otherwise become liable with respect to any Obligation of, any Person, or commit for any capital expenditure whatsoever, or abandon or sell any of its Assets other than Inventory sold in the ordinary course of Business;

                  (k) not perform or omit to perform any act which will cause a breach of or default under any Contract to which it is a party or by which it or its Assets may be bound and to take all action necessary to maintain the use and value of all Permits and Intangibles;

                  (l) not waive any right of material value; and

                  (m) not take any action, or enter into any Contract which requires or commits UIS Brazil or UIS to take any action, which would be inconsistent with any of the foregoing provisions of this Section 6.1.

         6.2 Consents. UIS Brazil and UIS shall obtain, on or before the Closing Date, all Consents required to consummate the transactions contemplated hereby, without causing any breach or failure of any warranty or representation made by UIS Brazil or UIS in this Agreement or pursuant hereto, and without causing any breach or default of any term or condition of this Agreement to be satisfied or performed by UIS Brazil or UIS.

         6.3 Investigation. From the date of this Agreement until Closing, unless this Agreement is terminated in accordance with Article XII hereof, UIS Brazil and UIS shall permit Seaton, their attorneys, accountants, and its other advisors, authorized representatives and agents full access to UIS Brazil and UIS and its business and properties during normal business hours to observe and investigate the Business and the Assets and Obligations of UIS Brazil and UIS, and to meet with UIS Brazil's and UIS's officers, agents and contractors, and to audit, examine and copy all of UIS Brazil's and UIS's files, books and records, and other documents and papers.

UIS Brazil and UIS shall furnish Seaton and their authorized attorneys, underwriters, representatives and agents with all information concerning UIS Brazil's and UIS's Business, its Assets and Obligations, which they reasonably request.

         6.4 Cooperation. During the period from the date hereof until the Closing Date, UIS Brazil and UIS shall fully cooperate with Seaton and his authorized representatives and agents, and shall promptly execute and deliver all agreements, certificates, instruments, and documents and take such other actions as are reasonably requested by Seaton. Seaton may engage in the sale of corporate securities prior or subsequent to the Closing ("Offering"). One of the purposes for the Offering is to provide Seaton with the funds necessary to comply with Section 2.2(c) hereof. UIS Brazil and UIS shall promptly provide, in written format, all information concerning UIS Brazil and UIS and the Business as Seaton may request in connection with the preparation of any registration or offering materials for the Offering ("UIS Brazil's and UIS's Disclosures"). UIS Brazil and UIS agree that all of UIS Brazil's and UIS's Disclosures shall be true and complete and shall not omit any information required to make the statements or information provided, in light of the circumstances, true, complete and not misleading. UIS Brazil and UIS shall provide all other cooperation reasonably requested in connection with the Offering by Seaton, its underwriters or attorneys including, but not limited to, the execution of appropriate cross- indemnities and other documents and instruments. Seaton hereby indemnifies and holds harmless UIS Brazil and UIS, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including, without limitation, reasonable attorneys' fees, paralegals' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any violations of the Securities Laws by Seaton based upon UIS Brazil's and UIS's Disclosures; provided, however, that nothing contained herein shall limit the liability of UIS Brazil and UIS pursuant to Article XI hereof.

         6.5 Notice of Developments. UIS Brazil and UIS shall give Seaton prompt written notice of any material adverse development with respect to UIS Brazil and UIS that could cause any of UIS Brazil's and UIS's representations made in
Article III hereof to be untrue or misleading. No disclosure made pursuant to this Section 6.5, however, shall be deemed to prevent or cure any misrepresentation, breach of warranty or breach of contract so as to preclude Seaton from exercising his right to terminate this Agreement pursuant to Article XII hereof.

         6.6 Exclusivity. Neither UIS Brazil nor Shareholder nor UIS nor its Shareholders shall: (a) solicit, initiate or encourage the submission of any proposal or offer from any Person relating to the acquisition of the capital stock or other voting securities of UIS Brazil or UIS or any substantial proportion of the Assets of UIS Brazil or UIS including any acquisitions structured as a merger, consolidation or share exchange; and (b) participate in any discussions or negotiations regarding any information with respect to, assist or participate in or facilitate in any other manner, any effort or attempt by any Person to do or seek any of the foregoing. UIS Brazil and UIS shall notify Seaton in writing if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         6.7 Confidentiality. The parties each agree not to disclose or use for their own benefit or for the benefit of others, any confidential information of a special and unique nature and value affecting and relating to UIS Brazil, UIS, Seaton, or the Business that is disclosed to or otherwise acquired by either party in connection with this transaction, except for the purpose of Seaton's and its representatives' and agents' evaluation of the transactions contemplated hereby or as may be required by Law, or in connection with any Proceeding arising in connection with this Agreement. In the event of any breach or threatened breach by either party of this provision, the parties recognize that such breach could result in irreparable harm to the nonbreaching party and, accordingly, in such event the same remedies as are available to Seaton pursuant to Section 12.2 hereof shall be available to the harmed party. Notwithstanding the foregoing, Seaton shall have the right to issue a public statement that this Agreement has been executed with respect to the transactions contemplated herein, and to otherwise comply with its disclosure obligations under the Securities Laws, which public statement shall be approved by UIS, which approval shall not be unreasonably withheld.


                                   ARTICLE VII
                  CONDITIONS PRECEDENT TO SEATON'S OBLIGATIONS
                  --------------------------------------------

         Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, Seaton's obligations to consummate the transactions contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VII, except to the extent that such satisfaction is waived in writing by Seaton.

         7.1 Representations and Warranties of UIS Brazil. All representations and warranties made by UIS Brazil and UIS in this Agreement and the Schedules hereto shall have been true and correct in all respects on the date of this Agreement, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were again made, without exception or deviation, on the Closing Date.

         7.2 Performance of this Agreement. UIS Brazil and the UIS Brazil Shareholder and UIS and the UIS Shareholders shall have duly performed or complied with all of their covenants and obligations under this Agreement that are to be performed or complied with by UIS Brazil and the UIS Brazil Shareholder and UIS and the UIS Shareholders on or prior to the Closing Date.

         7.3 Absence of Proceedings. No Proceeding shall have been instituted or threatened on or before the Closing Date by any Person, the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement, or which had or could have a material adverse effect on the Business or the Assets.

         7.4 Consents. UIS Brazil and UIS shall deliver to Seaton, all Consents, in form and substance reasonably acceptable to Seaton, as Seaton reasonably deems required under any of UIS Brazil's or UIS's Contracts or Permits as a result of the sale of the Assets to Seaton and the other transactions contemplated under this Agreement. UIS Brazil and UIS shall be responsible to pay for all costs and expenses incurred in obtaining all such Consents. Included specifically in the foregoing shall be consents from all lessors of Real Property to UIS Brazil or UIS, if any, together with estoppel letters from such lessors, in form reasonably acceptable to Seaton, acknowledging that each applicable lease is in full force and effect, all rent and other payments due thereunder have been paid and no event of default has occurred.

         7.5 Deliveries by UIS Brazil and UIS. In addition to all other deliveries to be made by UIS Brazil or UIS hereunder, UIS Brazil and UIS shall have delivered to Seaton at Closing: an opinion of counsel rendered to Seaton, in form, substance, and by a law firm reasonably acceptable to Seaton, and its counsel, as to the matters set forth in Exhibit C attached hereto.

         7.6 Releases. Shareholder and the "Affiliates" (as hereinafter defined) shall have delivered a release, if any, of all claims against UIS Brazil or UIS and/or the Assets in form and substance satisfactory to Seaton in the reasonable exercise of its discretion.

         7.7 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to Seaton pursuant to this Article VII or otherwise reasonably requested by Seaton shall be reasonably satisfactory to Seaton and its counsel.


                                  ARTICLE VIII
           CONDITIONS PRECEDENT TO UIS BRAZIL'S AND UIS'S OBLIGATIONS
           ----------------------------------------------------------

         Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, UIS Brazil's and UIS's obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Article VII except to the extent that such satisfaction is waived by UIS Brazil and UIS in writing.

         8.1 Representations and Warranties of Seaton. All representations and warranties of Seaton contained in this Agreement and any Schedules hereto shall have been true and correct in all respects on the date of this Agreement, and shall be true and correct in all respects on the Closing Date as though such representations and warranties were again made, without exception or deviation, on the Closing Date, including, but not limited to, all covenants regarding the Exchange Stock and Seaton.

         8.2 Performance of this Agreement. Seaton shall have duly performed or complied with all of the covenants and obligations under this Agreement to be performed or complied with by him on or prior to the Closing Date.

         8.3 Absence of Proceedings. No Proceeding shall have been instituted or threatened on or before the Closing Date by any Person, the result of which did or could prevent or make illegal the consummation of all or any of the transactions contemplated by this Agreement, or which had or could have a material adverse effect on the Business or the Assets.

         8.4 Consents. Seaton shall deliver to UIS Brazil and UIS all Consents, in form and substance reasonably acceptable to UIS Brazil and UIS, as UIS Brazil and UIS reasonably deem required under any of Seaton's Contracts or Permits as a result of the transactions contemplated under this Agreement. Seaton shall be responsible to pay for all costs and expenses incurred in obtaining all such Consents. Included specifically in the foregoing shall be consents from all lessors of Real Property to Seaton, if any, together with estoppel letters from such lessors, in form reasonably acceptable to Seaton, acknowledging that each applicable lease is in full force and effect, all rent and other payments due thereunder have been paid and no event of default has occurred.

         8.5 Deliveries by Seaton. In addition to all other deliveries to be made by Seaton hereunder, Seaton shall have delivered to UIS Brazil and UIS at
Closing: an opinion of counsel rendered to UIS Brazil and UIS, in form, substance, and by a law firm reasonably acceptable to UIS Brazil and UIS, and its counsel, as to the matters set forth in Exhibit D attached hereto.

         8.6 Releases. Shareholder and the "Affiliates" (as hereinafter defined) shall have delivered a release, if any, of all claims against Seaton and/or the Assets in form and substance satisfactory to Seaton in the reasonable exercise of its discretion.

         8.7 Proceedings and Documents Satisfactory. All proceedings in connection with the transactions contemplated by this Agreement and all certificates and documents delivered to UIS Brazil and UIS pursuant to this
Article VII or otherwise reasonably requested by UIS Brazil and UIS shall be reasonably satisfactory to UIS Brazil, UIS and its counsel.


                                   ARTICLE IX
                             OBLIGATIONS AT CLOSING
                             ----------------------

         9.1 Obligations of UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder to Seaton at Closing. In addition to the other deliveries to be made by UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder as set forth herein, UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholders hereby covenant and agree to deliver or cause to be delivered to Seaton, at Closing, the following:

                  (a)  The UIS Brazil and UIS Stock;

                  (b) All Consents referred to in Section 7.4 of this Agreement;

                  (c) Good Standing Certificates, certifying that UIS Brazil is duly qualified and is currently in good standing under the laws of Brazil, and certifying that UIS is duly qualified and is currently in good standing under the laws of Florida, dated no earlier than five (5) days before the Closing Date.

                  (d) Such other documents and instruments as counsel to Seaton may reasonably request including, without limitation, such documents as necessary to convey to Seaton all rights to the UIS Brazil and UIS Stock.

                  (e) Executed employment agreement between Seaton and Carlos Maia, substantially in the form attached hereto as Exhibit B.

                  (f) Executed escrow agreement between Seaton and Jorge Maia as set forth in Section 10.1(d) hereof.

         9.2 Obligations of Seaton at Closing. In addition to the other deliveries to be made by Seaton as set forth herein, Seaton hereby covenants and agrees to deliver or cause to be delivered to UIS Brazil and UIS, at Closing, the Exchange Stock, as provided in Article II hereof.

                  (a) The Exchange Stock as set forth in Section 2.2(a) hereof;

                  (b) All Consents referred to in Section 8.4 of this Agreement;

                  (c) Good Standing Certificate, certifying that Seaton is duly qualified and is currently in good standing under the laws of Delaware, dated no earlier than five (5) days before the Closing Date.

                  (d) Such other documents and instruments as counsel to UIS Brazil or UIS may reasonably request including, without limitation, such documents as necessary to convey to UIS Brazil and UIS all rights to the Exchange Stock.

                  (e) Executed employment agreement between Carlos Maia and Seaton, substantially in the form attached hereto as Exhibit B.

                  (f) Executed escrow agreement between UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder and Angus Hay and Gerard Thompson as set forth in Section 10.5(d) hereof.

                                    ARTICLE X
                                 INDEMNIFICATION
                                 ---------------

         10.1 Obligation of UIS Brazil, and UIS Indemnify. As to UIS Brazil, UIS Brazil agrees that the following shall be deemed made, and as to UIS, UIS agrees to the following, and the following agreements made as to indemnification are made by UIS Brazil on the one hand and by UIS, on the other hand, severally and not jointly.

                  (a) In addition to, and not in lieu of, any right or remedy available to Seaton at law or in equity, UIS Brazil and UIS hereby indemnify and holds Seaton harmless from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including without limitation reasonable attorneys' fees, paralegals' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

                           (i) Any misrepresentation, breach or failure of any
warranty or representation made by UIS Brazil or Shareholder in this Agreement or pursuant hereto, including, but not limited to, the failure of the Assets to include the Minimum Net Asset Amount and the Minimum Liquidity;

                           (ii) Any failure or refusal by UIS Brazil and the UIS
Brazil Shareholders and UIS and the UIS Shareholder to satisfy or perform any covenant or agreement in this Agreement; and

                           (iii) Any claim, Obligation of or Judgment against
UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder or affecting the Assets arising, or arising from facts or circumstances occurring, prior to the date hereof including, but not limited to, any Environmental Matters, excluding only the Liabilities and other matters disclosed by Exhibit ____ in Schedule ____ herein.

                  (b) For the remaining provisions of this section 10.1 and sections 10.2, 10.3 and 10.4, Seaton shall be referred to as the "Indemnified Party," and each party against whom such indemnity is sought is referred to as an "Indemnifying Party."

                  (c) Notwithstanding anything to the contrary contained herein, UIS , UIS Brazil shall not be liable to Seaton under this Article X for any claim relating to a breach of any representation or warranty ("Misrepresentation Claim") unless:

                           (i) such Misrepresentation Claim is asserted in writing by the party seeking indemnification hereunder not later than eighteen (18) months after the Closing Date except as set forth in section 5.4; and

                           (ii) the aggregate amount claimed by Seaton due for all Misrepresentation Claims shall exceed $25,000, in which case the liability of UIS Brazil and UIS under this Article X shall be from the first dollar of claim.

                  (c) Jorge Maia shall deposit 200,000 shares of Common Stock ("Escrow Shares") of Seaton with Atlas, Pearlman, Trop & Borkson, P.A. as Escrow Agent pursuant to an Escrow Agreement, attached hereto as Exhibit F, for a period of eighteen (18) months from the date hereof for the purpose of securing the obligations of UIS Brazil and UIS to Seaton to (i) indemnify Seaton under this Article X; (ii) indemnify Seaton for all taxes due and owing and payable by UIS and UIS Brazil as set forth in section 3.16 hereof; and (iii) indemnify Seaton for all representations set forth in section 3.35 and all amounts set forth on Schedule 3.35 hereof. Absent fraud or willful misconduct, in the event Seaton becomes obligated to indemnify UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder under this Article X, such Escrow Shares shall constitute the sole source from which the Indemnified Party may recover.

         10.2 Defense of Actions. The Indemnifying Party shall be solely responsible, at its expense, for litigating, defending or otherwise attempting to resolve any Proceeding against which the Indemnified Party is indemnified under this Article X, except that: (i) the Indemnified Party shall have the right to participate in the defense of any such Proceeding at the Indemnified Party's expense and through counsel of the Indemnified Party's choice; (ii) the Indemnified Party may at its option, defend or otherwise attempt to resolve, or cause the Indemnifying Party to defend or otherwise attempt to resolve, any Proceeding against which the Indemnified Party is indemnified under this Article X if the Indemnifying Party does not promptly and diligently defend or otherwise attempt to resolve any such Proceeding or if the Indemnified Party, in good faith, believes that the defense or resolution of such proceeding might adversely affect its relations with a customer or supplier, in which event the Indemnifying Party shall continue to be obligated to indemnify the Indemnified Party hereunder in connection with such Proceedings; and (iii) the Indemnifying Party shall not agree to any settlement without the Indemnified Party's express prior written consent which shall not be unreasonably withheld.

         10.3 Notices and Payments. With respect to each separate matter or series of matters against which the Indemnified Party is indemnified under this
Article X:

                  (a) Upon the Indemnified Party's receipt of written documents pertaining to the Proceeding underlying such matter or series of matters, or, if such matter or series of matters does not involve a third party claim, after the Indemnified Party first learning of such matter or series of matters and the amount demanded or claimed in connection therewith, the Indemnified Party shall give notice to the Indemnifying Party of such documents and information as it shall have so received.

                  (b) After a final agreement is reached or a final Judgment is rendered with respect to such matter or series of matters or the amount owing by the Indemnifying Party pursuant to this Article X as a result of such matter or series of matters is otherwise determinable in whole or in part, the Indemnified Party shall give notice to the Indemnifying Party of the amount owing by the Indemnifying Party ("Indemnification Amount") with respect to such matter or series of matters ("Indemnification Payment Notice").

                  (c) The Indemnifying Party shall pay the Indemnified Party the Indemnification Amount within ten (10) days of the date the Indemnification Notice is given.

         10.4 Other Rights and Remedies Not Affected. The indemnification rights of the Indemnified Party under this Article X are independent of and in addition to such rights and remedies as the Indemnified Party may have at law or in equity or otherwise for any misrepresentations breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto.

         10.5 Obligation of Seaton to Indemnify.

                  (a) In addition to, and not in lieu of, any right or remedy available to UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder at law or in equity, Seaton hereby indemnifies and holds UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder harmless from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including without limitation reasonable attorneys' fees, paralegals' fees, investigation expenses, court costs, interest and penalties) arising out of or in connection with, or caused by, directly or indirectly, any or all of the following:

                           (i) Any misrepresentation, breach or failure of
any warranty or representation made by Seaton in this Agreement or pursuant hereto;

                           (ii) Any failure or refusal by Seaton to satisfy or
perform any covenant or agreement in this Agreement; and

                           (iii) Any claim, Obligation of or Judgment against
Seaton affecting the Assets arising, or arising from facts or circumstances occurring, prior to the date hereof including, but not limited to, any Environmental Matters, excluding only the Liabilities.

                  (b) For the remaining provisions of this section 10.5 and sections 10.6, 10.7 and 10.8, UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder shall be referred to as the "Indemnified Party," and each party against whom such indemnity is sought is referred to as an "Indemnifying Party."

                  (c) Notwithstanding anything to the contrary contained herein, neither UIS Brazil nor the UIS Brazil Shareholders nor UIS nor the UIS Shareholder shall be liable to Seaton under this Article X for any claim relating to a breach of any representation or warranty ("Misrepresentation Claim") unless:

                           (i) such Misrepresentation Claim is asserted in writing by the party seeking indemnification hereunder not later than eighteen (18) months after the Closing Date except as set forth in section 5.4; and

                           (ii) the aggregate amount claimed by Seaton due for all Misrepresentation Claims shall exceed $25,000, in which case the liability of UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder under this Article X shall be from the first dollar of claim.

                  (d) Angus Hay and Gerard Thompson, two principal shareholders of Seaton, shall deposit 15,000 shares of Common Stock ("Escrow Shares") of Seaton with Atlas, Pearlman, Trop & Borkson, P.A. as Escrow Agent pursuant to an Escrow Agreement, attached hereto as Exhibit E, for a period of eighteen (18) months from the date hereof for the purpose of securing the obligations of Seaton to indemnify UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder under this Article X. Absent fraud or willful misconduct, in the event Seaton becomes obligated to indemnify UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder under this Article X, such Escrow Shares shall constitute the sole source from which the Indemnified Party may recover.

         10.6 Defense of Actions. The Indemnifying Party shall be solely responsible, at its expense, for litigating, defending or otherwise attempting to resolve any Proceeding against which the Indemnified Party is indemnified under this Article X, except that: (i) the Indemnified Party shall have the right to participate in the defense of any such Proceeding at the Indemnified Party's expense and through counsel of the Indemnified Party's choice; (ii) the Indemnified Party may at its option, defend or otherwise attempt to resolve, or cause the Indemnifying Party to defend or otherwise attempt to resolve, any Proceeding against which the Indemnified Party is indemnified under this Article X if the Indemnifying Party does not promptly and diligently defend or otherwise attempt to resolve any such Proceeding or if the Indemnified Party, in good faith, believes that the defense or resolution of such proceeding might adversely affect its relations with a customer or supplier, in which event the Indemnifying Party shall continue to be obligated to indemnify the Indemnified Party hereunder in connection with such Proceedings; and (iii) the Indemnifying Party shall not agree to any settlement without the Indemnified Party's express prior written consent which shall not be unreasonably withheld.

         10.7 Notices and Payments. With respect to each separate matter or series of matters against which the Indemnified Party is indemnified under this
Article X:

                  (a) Upon the Indemnified Party's receipt of written documents pertaining to the Proceeding underlying such matter or series of matters, or, if such matter or series of matters does not involve a third party claim, after the Indemnified Party first learning of such matter or series of matters and the amount demanded or claimed in connection therewith, the Indemnified Party shall give notice to the Indemnifying Party of such documents and information as it shall have so received.

                  (b) After a final agreement is reached or a final Judgment is rendered with respect to such matter or series of matters or the amount owing by the Indemnifying Party pursuant to this Article X as a result of such matter or series of matters is otherwise determinable in whole or in part, the Indemnified Party shall give notice to the Indemnifying Party of the amount owing by the Indemnifying Party ("Indemnification Amount") with respect to such matter or series of matters ("Indemnification Payment Notice").

                  (c) The Indemnifying Party shall pay the Indemnified Party the Indemnification Amount within ten (10) days of the date the Indemnification Notice is given.

         10.8 Other Rights and Remedies Not Affected. The indemnification rights of the Indemnified Party under this Article X are independent of and in addition to such rights and remedies as the Indemnified Party may have at law or in equity or otherwise for any misrepresentations breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto.

         10.9 Indemnification for Tax Matters.

         Notwithstanding anything otherwise provided herein (including, without limitation, the provisions of sections 10.1 through 10.4, inclusive, of this Agreement), the following provisions shall govern the allocation of responsibility as between Seaton and the UIS Shareholder for certain Tax matters following the Closing Date:

                  10.9.1 Indemnification for Taxes Attributable to Operations During Tax Periods Ending On or Prior to the Closing Date. The UIS Shareholder shall indemnify and hold Seaton, UIS and UIS Brazil harmless from and against all liabilities for Taxes (including any related losses) attributable to all Tax periods ending on or prior to the Closing Date imposed with respect to UIS, but only to the extent that such Taxes exceed Tax refunds then received by or acknowledged by the applicable Taxing authority to be due to UIS.

                  10.9.2 Tax Payments and Tax Returns for Tax Periods Ending On or Before the Closing Date. Seaton shall cause UIS to prepare (or cause to be prepared) and file (or cause to be filed) on a timely basis any Tax Returns of UIS for Tax periods ending on or prior to the Closing Date that are due (including all applicable extensions) after the Closing Date. Such Tax Returns shall be prepared on a basis consistent with past practice to the extent such practice is consistent with all applicable federal, state, local and foreign tax laws, rules and regulations. Seaton shall cause UIS to pay (or cause to be paid) all Taxes shown to be due on such Tax Returns. The UIS Shareholder shall reimburse and indemnify UIS for such Taxes to the extent not accrued on the Closing Date Balance Sheet and for the reasonable costs of preparing said Tax Returns to the extent not accrued on the Closing Date Balance Sheet within five days of notice to the UIS Shareholder that Seaton has paid such Taxes. The UIS Shareholder shall be given the opportunity to review such Tax Returns prior to their being filed.

                  10.9.3   Cooperation on Tax Matters; Conduct of Proceedings.

                           10.9.3.1  Seaton and the UIS Shareholder shall
cooperate fully, as and to the extent reasonably requested by the other party, in connection with the preparation and filing of Tax Returns pursuant to this
Section 10.9 and any audit, litigation or other proceeding with respect to Taxes. Such cooperation shall include the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to such preparation and filing and to any audit, litigation or other proceeding relating thereto and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.

                           10.9.3.2  Seaton shall be responsible for defending
any audit, litigation or other proceeding with respect to Taxes and shall have the authority to negotiate, compromise and settle any such audit, litigation or other proceeding. However, in the event that any such compromise or settlement would create any indemnification obligation hereunder for the UIS Shareholder in excess of $5,000, Seaton shall not agree to any such compromise or settlement without the prior consent of the UIS Shareholder, which shall not be unreasonably withheld, conditioned or delayed. Seaton shall notify the UIS Shareholder promptly upon receipt of any notice of such audit, litigation or other proceeding and shall keep the UIS Shareholder reasonably informed as to the progress of any such audit, litigation or other proceeding with respect to Taxes. The UIS Shareholder shall have the right, at their expense, to participate in the conduct of such audit, litigation or other proceeding. If, as a result of any such audit, litigation or proceeding Seaton or UIS is required to pay any additional Taxes, within five days after notice to the UIS Shareholder that Seaton has paid such Taxes, the UIS Shareholder shall reimburse Seaton or UIS for that portion of such Taxes attributable to periods for which the UIS Shareholder have agreed to indemnify Seaton pursuant to this Section 10.9.

                           10.9.3.3  Notwithstanding the foregoing provisions of
this Section 10.9, the UIS Shareholder shall not be required to indemnify Seaton for any particular Tax if a sufficient reserve for such Tax was included on the Closing Balance Sheet.

                           10.9.3.4  Notwithstanding the foregoing provisions of
this Section 10.9, the obligation of the UIS Shareholder to indemnify Seaton with respect to any Taxes shall be net of any refunds of Taxes received by UIS after the Closing and attributable to any Tax period for which the UIS Shareholder is responsible under this Section 10.9 other than any Tax refund to the extent such Tax refund was reflected on the Closing Balance Sheet.

                                   ARTICLE XI
                         CONFIDENTIALITY AND COMPETITION
                         -------------------------------

         11.1 Confidential Information and Competition as to UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder.

                  (a) Confidential Information. UIS Brazil and the UIS Brazil Shareholders and UIS and the UIS Shareholder (collectively, the "Covenantor") hereby acknowledges that they possess confidential information of a special and unique nature and value affecting and relating to the Business, the Assets, the UIS Brazil's and UIS's operations all of which information is included in the Assets including, but not limited to, the identity of UIS Brazil's and UIS's customers and suppliers, prices paid by UIS Brazil and UIS for inventory, its business practices, marketing strategies, expansion plans, UIS Brazil's and UIS's Contracts, business records and other records, trade secrets, inventions, techniques used in UIS Brazil's and UIS's business, know-how and technologies, whether or not patentable, and other similar information relating to the Business (all the foregoing regardless of whether same is or becomes known to third parties is hereinafter referred to collectively as "Confidential Information"). The Covenantor further recognizes and acknowledges that, upon Closing, all Confidential Information is the exclusive property of Seaton, is material and confidential, and greatly affects the legitimate business interests, goodwill and effective and successful conduct of the Business and Seaton. Accordingly, the Covenantor hereby covenants and agrees that it will use the Confidential Information only for the benefit of the Business and shall not at any time, directly or indirectly, divulge, reveal or communicate any Confidential Information to any person, firm, corporation or entity whatsoever other than Seaton or as otherwise contemplated herein, or use any Confidential Information for its own benefit or for the benefit of others.

                  (b) Non-Competition. The parties hereto hereby acknowledge and agree that Seaton would suffer irreparable injury if the Covenantor competes with Seaton. As a material inducement to Seaton to enter into this Agreement, the Covenantor hereby covenants and agrees that the Covenantor shall not:

                           (i) during the period beginning on the Closing Date
and continuing until two (2) years following the termination of employment of covenants with Seaton or its affiliates, for any reason, directly or indirectly, operate, organize, maintain, establish, manage, own, participate in, or in any manner whatsoever, individually or through any corporation, firm or organization of which the Covenantor shall be affiliated in any manner whatsoever, have any interest in, whether as owner, operator, partner, stockholder, director, trustee, officer, lender, employee, principal, agent, consultant or otherwise, any business or venture other than Seaton in any county or city anywhere in the world where Seaton does business, which engages in the business or is otherwise in competition with Seaton or any assigns of Seaton, unless such activity shall have been previously agreed to in writing by Seaton and its successors and assigns;

                           (ii)  during the period beginning on the Closing
Date and continuing until two (2) years following the termination of employment convenants with Seaton or its affiliates, for any reason, directly or indirectly, divert business from Seaton or its successors or assigns, or solicit business from, divert the business of, or attempt to convert to other methods of using the same or similar services as are provided by Seaton, any client or account of Seaton; or

                           (iii) during the period beginning on the Closing Date
hereof and continuing until two (2) years following the termination of employment convenants with Seaton or its affiliates, for any reason, directly or indirectly, solicit for employment, employ or otherwise engage the services of, any employees or consultants of Seaton or its successors or assigns.

                  The covenants set forth in this Section 11.1 are in addition to and not in lieu of any other non-competition agreement to which Seaton and the Covenantor are parties.

         11.2 Injunction and Attorneys' Fees. In view of the irreparable injury to Seaton that would result from a breach or threatened breach by the Covenantor of the covenants or agreements under Section 11.1 hereof, and because there is not an adequate remedy at law to protect Seaton from the ongoing breach of those covenants, Seaton shall have the right to receive, and the Covenantor hereby consents to the issuance of, a permanent injunction enjoining the Covenantor from any violation of the covenants set forth in Section 11.1 hereof. The Covenantor acknowledges that a permanent injunction is an appropriate remedy for such a breach or threatened breach. These remedies shall be in addition to and not in limitation of any other rights or remedies to which Seaton is or may be entitled at law or in equity under this Agreement. The Covenantor further agrees that in the event Seaton incurs any fees or costs in order to enforce the provisions of Section 11.1 hereof and Seaton prevails in such enforcement, the Covenantor shall pay all fees and costs so incurred by Seaton including, but not limited to, reasonable attorneys' and paralegals' fees.

         11.3 Reasonableness of Restrictions. The Covenantor has carefully read and considered the provisions of Sections 11.1 and 11.2 hereof and, having done so, agrees that the covenants set forth in those sections are fair and reasonable and are reasonably required to protect the legitimate business interests of Seaton, including, but not limited to, protection of the goodwill included in the Assets. The Covenantor agrees that the covenants set forth in Sections 11.1 and 11.2 hereof do not unreasonably impair the ability of the Covenantor to conduct any unrelated business or to find gainful work in their respective fields. The parties hereto agree that if a court of competent jurisdiction holds any of the covenants set forth in Section 11.1 unenforceable, the court shall substitute an enforceable covenant that preserves, to the maximum lawful extent, the scope, duration and all other aspects of the covenant deemed unenforceable, and that the covenant substituted by the court shall be immediately enforceable against the Covenantor. The foregoing shall not be deemed to affect the right of the parties hereto to appeal any decision by a court concerning this Agreement. The provisions of Sections 11.1, 11.2 and 11.3 hereof shall survive the execution of this Agreement and the consummation of the transactions contemplated hereby.

                                   ARTICLE XII
                            TERMINATION AND REMEDIES
                            ------------------------

         12.1 Termination on Default. If, prior to the Closing Date, a party hereto shall materially breach or default in the full and timely performance and satisfaction of any of his, hers or its representations and warranties or obligations under this Agreement, and such breach or default is not cured on or before the fifth (5th) day after the date notice is given by the non-defaulting party to the defaulting party specifying the nature of such breach or default (or on or before the Closing Date if sooner), then the non-defaulting party may terminate this Agreement immediately upon notice to the defaulting party.

         12.2 Termination at Closing. If any of the conditions set forth in
Article VII hereof are not satisfied as of the Closing Date, then Seaton may terminate this Agreement by notifying UIS and UIS Brazil in writing on the Closing Date. If any of the conditions set forth in Article VII hereof are not satisfied as of the Closing Date, then UIS or UIS Brazil may terminate this Agreement by notifying Seaton in writing on the Closing Date.

         12.3 Remedies Not Exclusive. The rights and remedies of the parties pursuant to this Article XII are not exclusive and are in addition to all other rights and remedies which they may have at law or in equity and may be exercised in any manner, order or combination.

                                  ARTICLE XIII
                                  MISCELLANEOUS
                                  -------------

         13.1 Notices. All notices, demands and other communications given hereunder shall be in writing and shall be deemed to have been duly given: (a) upon hand delivery thereof, (b) upon telefax and written confirmation of receipt, (c) upon receipt of any overnight deliveries, or (d) on the third (3rd) business day after mailing UIS States registered or certified mail, return receipt requested, postage prepaid, addressed as set forth below, or at such other address, or to such other person and at such address for that person, as any party shall designate in writing to the other parties for such purpose in the manner hereinabove set forth:

         If to Seaton:                     Seaton Group, Inc.
                                           1900 Corporate Blvd., Suite 305-W
                                           Boca Raton, Florida  33431
                                           Attn:  Angus Hay, President

         With a copy to:                   Atlas, Pearlman, Trop & Borkson, P.A.
                                           200 East Las Olas Boulevard
                                           Suite 1900
                                           Ft. Lauderdale, Florida 33301
                                           Attn:    Charles B. Pearlman, Esq.
                                                    Roxanne K. Beilly, Esq.

         If to UIS Brazil:                  UIS Industrial Ltda. (Brazil)
                                            Rua IGA, Numero 100
                                            Distrito Industrial
                                            Manaus-AM-69.000 (Brazil)
                                            Attn:  Jorge Maia, President

         With a copy to:                    Dr. Joao Antonio Da S. Tolentino
                                            Rua Barroso, Numero 301
                                            Manaus-AM-Brazil

         If to UIS:                         UIS Information Systems, Inc.
                                            2201 N.W. 102 Place,
                                            Unit 3
                                            Miami, Florida 33172
                                            Attn: Carlos Maia, President

         If to Shareholders:                c/o Carlos Maia
                                            2201 N.W. 102 Place
                                            Unit 3
                                            Miami,  Florida 33172

         With a copy to:                    Romanik, Lavin, Huss & Paoli, P.A.
                                            1901 Harrison Street
                                            Hollywood, Florida 33020
                                            Attention:  David Romanik, Esq.

         13.2 Entire Agreement. This Agreement, including the Exhibits and Schedules attached hereto and the documents delivered pursuant hereto, sets forth all the promises, covenants, agreements, conditions and understandings between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements or conditions, expressed or implied, oral or written, except as herein contained. No changes of or modifications or additions to this Agreement shall be valid unless the same shall be in writing and signed by the parties hereto.

         13.3 Binding Effect; Assignment. This Agreement shall be binding upon the parties hereto, their beneficiaries, heirs and administrators. No party may assign or transfer its interests herein, or delegate its duties hereunder, without the written consent of the other parties; provided, however, that Seaton may assign its rights hereunder to any subsidiary or affiliated entity, provided that Seaton shall remain liable hereunder unless UIS Brazil otherwise agrees in writing.

         13.4 Amendment. The parties hereby irrevocably agree that no attempted amendment, modification, or change (collectively, "Amendment") of this Agreement shall be valid and effective, unless the parties shall unanimously agree in writing to such Amendment.

         13.5 No Waiver. No waiver of any provision of this Agreement shall be effective, unless it is in writing and signed by the party against whom it is asserted, and any such written waiver shall only be applicable to the specific instance to which it relates and shall not be deemed to be a continuing or future waiver.

         13.6 Gender and Use of Singular and Plural. All pronouns shall be deemed to refer to the masculine, feminine, neuter, singular or plural, as the identity of the party or parties or their personal representatives, successors and assigns may require.

         13.7 Counterparts. This Agreement and any amendments may be executed in one or more counterparts, each of which shall be deemed an original and all of which together will constitute one and the same instrument.

         13.8 Headings. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of the Agreement.

         13.9 Governing Law. This Agreement shall be construed in accordance with the laws of the State of Florida and any proceeding arising between the parties in any manner pertaining or related to this Agreement shall, to the extent permitted by law, be held in Broward County, Florida.

         13.10 Further Assurances. The parties hereto will execute and deliver such further instruments and do such further acts and things as may be reasonably required to carry out the intent and purposes of this Agreement.

         13.11 Litigation. If any party hereto is required to engage in litigation or arbitration against any other party hereto, either as plaintiff or as defendant, in order to enforce or defend any of its or his rights under this Agreement, and such litigation results in a final judgment in favor of such party ("Prevailing Party"), then the party or parties against whom said final judgment is obtained shall reimburse the Prevailing Party for all direct, indirect or incidental expenses incurred by the Prevailing Party in so enforcing or defending its or his rights hereunder, including, but not limited to, all attorneys' fees, paralegals' fees and all sales tax thereon, and all court costs and other expenses incurred throughout all negotiations, trials or appeals undertaken in order to enforce the Prevailing Party's rights hereunder.

         13.12 Construction. Should any provision of this Agreement require judicial interpretation, the parties hereto agree that the court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against one party by reason of the rule of construction that a document is to be more strictly construed against the party that itself or through its agent prepared the same, it being agreed that the parties hereto and their respective agents and legal counsel have participated in the preparation hereto.

         13.13 Power of Attorney. Each of the Shareholders hereby make, constitute and appoint Carlos Maia, with full power of substitution, their true and lawful attorney-in-fact, and in the name, place and stead of each such Shareholder, with the power from time to time to execute, acknowledge, make, swear to, verify, deliver, record, publish and/or file: (a) any and all amendments to this Agreement; and (b) all such other instruments as said attorney may deem necessary or desirable to carry out the provisions of this Agreement in accordance with its terms and to complete the closing of the transactions contemplated herein. Said attorney shall have full power and authority to do and perform each and every act and thing whatsoever requisite and necessary in and about the foregoing as fully as the Shareholders might or could do if personally present and the Shareholders hereby ratify and confirm all that said attorney shall lawfully do or cause to be done by virtue hereof. The foregoing grant of authority is a Special Power of Attorney coupled with an interest in favor of Carlos Maia and as such shall be irrevocable.

         13.14 English Language. The parties hereby acknowledge and agree that each is fluent in the English language, or that the Agreement has been translated or explained to them in Portuguese. Cada assinante deste documento confirma que, alem do fato que este acordo esta escrito na lingua inglesa, ele entende aquela lingua ou, sim nao, consiguio uma traducao em portugues do mesmo ou o mesmo foi explicado para ele na lingua portuguesa.

         13.15 Best Knowledge. As used in this Agreement, "to the best knowledge" or words of similar import shall mean actual knowledge possessed by an executive officer of the parties, and "to the best of Buyer's knowledge" or words of similar import shall mean actual knowledge possessed by an executive officer of Buyer.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date and year set forth above.

WITNESSES:                               SEATON:

                                         SEATON GROUP, INC., a
                                         Delaware corporation
----------------------------
                                         By:/s/ Angus Hay
                                         -----------------------------------
____________________________             Angus Hay, President

                                         UIS:
                                         UNITED INFORMATION SYSTEMS, INC.,
                                         a Florida corporation
----------------------------
                                         By:_________________________________
----------------------------
                                         UIS BRAZIL:
                                         UIS INDUSTRIAS LTDA., a company
                                         organized under the laws of Brazil
----------------------------
                                         By:__________________________________
----------------------------

                                         SHAREHOLDERS:

----------------------------             /s/ Carlos Maia
----------------------------             -----------------------------------
                                         Carlos Maia

----------------------------             /s/ Jorge Miguel Maia
----------------------------             -----------------------------------
                                         Jorge Miguel Maia

----------------------------             /s/ Jose Flavio Pereira de Araujo
----------------------------             -----------------------------------
                                         Jose Flavio Pereira de Araujo

----------------------------             /s/ Maria Rosilene S. de Oliveira
----------------------------             -----------------------------------
                                         Maria Rosilene S. de Oliveira

                        ALL SIGNATURES MUST BE NOTARIZED.

                        SHAREHOLDERS SIGNATURES (con't.)

WITNESSES:                                  SHAREHOLDERS:

                                            /s/ William Cuervo
----------------------------                -----------------------------------
                                                     William Cuervo
----------------------------

                                            /s/    Odilon Velho
----------------------------                -----------------------------------
                                                    Odilon Velho
----------------------------





                        ALL SIGNATURES MUST BE NOTARIZED
                   NOTARIAL CERTIFICATES ARE ON FOLLOWING PAGE

                        SHAREHOLDERS SIGNATURES (con't.)

WITNESSES:                                   SHAREHOLDERS:

                                             /s/  Saul Maia
----------------------------                 -----------------------------------
                                                        Saul Maia
----------------------------




                        ALL SIGNATURES MUST BE NOTARIZED
                   NOTARIAL CERTIFICATES ARE ON FOLLOWING PAGE

                        SHAREHOLDERS SIGNATURES (con't.)

WITNESSES:                                   SHAREHOLDERS:

                                             /s/  William Klein
----------------------------                 -----------------------------------
                                                       William Klein
----------------------------





                        ALL SIGNATURES MUST BE NOTARIZED
                   NOTARIAL CERTIFICATES ARE ON FOLLOWING PAGE

             NOTARIAL CERTIFICATES FOR SIGNATURES ON PRECEDING PAGES


STATE OF FLORIDA  )
                                    ):SS
COUNTY OF ______ )

         The foregoing instrument was acknowledged before me this _______ day of November, 1997, by Angus Hay, as President of Seaton Group, Inc., a Delaware corporation, who is personally known to me or who has produced __________ as identification and who did/did not take an oath.

                                                  ------------------------------
(SEAL)                                            NOTARY PUBLIC

                                                  ------------------------------
                                                  Print Name of Notary

STATE OF FLORIDA  )
                                    ):SS
COUNTY OF ______ )

         The foregoing instrument was acknowledged before me this _______ day of November, 1997, by ______________, as _______________ of United Information
Systems, Inc., a Florida corporation, who is personally known to me or who has produced __________ as identification and who did/did not take an oath.


                                                  ------------------------------
(SEAL)                                            NOTARY PUBLIC

                                                  ------------------------------
                                                  Print Name of Notary

COUNTRY OF BRAZIL )
                                    ):SS
PROVINCE OF _______        )

         The foregoing instrument was acknowledged before me this _______ day of November, 1997, by ______________, as _______________ of UIS Industrias Ltda., a
company organized under the laws of Brazil, who is personally known to me or who has produced __________ as identification and who did/did not take an oath.


                                                  ------------------------------
                                                  NOTARY PUBLIC

                                                  ------------------------------
                                                  Print Name of Notary

STATE OF FLORIDA  )
                                    ):SS
COUNTY OF ______ )

         The foregoing instrument was acknowledged before me this _______ day of November, 1997, by
____________________________________________________________________, who is/are
personally known to me or who has/have produced __________ as identification and who did/did not take an oath.


                                                  ------------------------------
(SEAL)                                            NOTARY PUBLIC

                                                  ------------------------------
                                                  Print Name of Notary

STATE OF FLORIDA  )
                                    ):SS
COUNTY OF ______ )

         The foregoing instrument was acknowledged before me this _______ day of _____________, 1997, by Saul Maia, who is personally known to me or who has produced __________ as identification and who did/did not take an oath.


                                                   ----------------------------
(SEAL)                                             NOTARY PUBLIC

                                                   -----------------------------
                                                   Print Name of Notary

STATE OF FLORIDA  )
                                    ):SS
COUNTY OF ______ )

         The foregoing instrument was acknowledged before me this _______ day of _____________, 1997, by William Klein, who is personally known to me or who has produced __________ as identification and who did/did not take an oath.


                                                  ------------------------------
(SEAL)                                            NOTARY PUBLIC

                                                  ------------------------------
                                                  Print Name of Notary

COUNTRY OF BRAZIL )
                                    ):SS
PROVINCE OF _______        )

         The foregoing instrument was acknowledged before me this _______ day of November, 1997, by
___________________________________________________________________, who is/are
personally known to me or who has/have produced ________________ as identification and who did/did not take an oath.


                                                  ------------------------------
(SEAL)                                            NOTARY PUBLIC

                                                  ------------------------------
                                                  Print Name of Notary

                                    EXHIBITS


Exhibit A       Defined Terms
Exhibit B       Employment Agreement with Carlos Maia
Exhibit C       Opinion of Counsel Rendered to Seaton Regarding UIS & UIS Brazil
Exhibit D       Opinion of Counsel Rendered to UIS Brazil Regarding Seaton
Exhibit E       Escrow Agreement with Seaton, Hay and Thompson
Exhibit F       Escrow Agreement with Seaton and Maia



                                  SCHEDULES

Schedule A      Shareholders
Schedule B      Shareholders
Schedule 3.3    Violations
Schedule 3.4    Financial Statements
Schedule 3.5    Conduct since date of Financial Statements
Schedule 3.6    Encumbrances on Assets
Schedule 3.7    Lease of real property
Schedule 3.8    Indebtedness
Schedule 3.9    Liabilities
Schedule 3.11   Assets
Schedule 3.12   Customers
Schedule 3.13   Other Contracts
Schedule 3.16   Taxes
Schedule 3.19   Permits
Schedule 3.24   Labor Agreements
Schedule 3.26   Potential Conflicts of Interest
Schedule 3.29   Employees, Contractors & Agents
Schedule 3.30   Insurance
Schedule 3.31   Transactions with Related Parties
Schedule 3.32   Suppliers
Schedule 3.33   Intangibles
Schedule 3.34   Accounts
Schedule 3.35   Accounts Receivable
Schedule 3.36   Accounts Payable
Schedule 3.39   Capitalization
Schedule 3.40   Tax Exempt Status of UIS Brazil
Schedule 3.41   Projections
Schedule 4.3    No Violations
Schedule 4.8    Financial Statements
Schedule 4.9    Encumbrances on Assets
Schedule 4.10   Assets
Schedule 4.12   Indebtedness
Schedule 4.13   Liabilities

Schedule 4.15   Customers
Schedule 4.19   Taxes
Schedule 4.22   Permits
Schedule 4.26   Labor Agreements
Schedule 4.28   Potential Conflicts of Interest
Schedule 4.31   Employees, Contractors and Agents
Schedule 4.32   Insurance
Schedule 4.33   Related Parties Transactions
Schedule 4.34   Suppliers
Schedule 4.35   Intangibles
Schedule 4.36   Accounts
Schedule 4.37   Accounts Receivable
Schedule 4.38   Accounts Payable

                                   SCHEDULE A
                                  SHAREHOLDERS


          NAME                                         NUMBER OF EXCHANGE SHARES
          ----                                         -------------------------

          Jorge Miguel Maia(1)                               2,906,334(3)
          Jose Flavio Pereira de Araujo(1)                     190,000(3)
          Maria Rosilene S. de Oliveira(1)                      38,000(3)
          Carlos Maia(2)                                     1,530,000(4)
          William Cuervo(2)                                     55,000(4)
          Odilon Velho(2)                                       55,000(4)
          William Klein(2)                                      10,000(4)
          Saul Maia(2)                                         817,000(4)
                                                                -------

          TOTAL                                                5,601,334


(1) UIS Brazil Shareholders
(2) UIS Shareholder
(3) In exchange for the UIS Brazil Stock
(4) In exchange for the UIS Stock

                                   SCHEDULE B

NAME                                              NUMBER OF SHARES
----                                              ----------------

Maria Rosilene S. de Oliveira                          38,000
William Cuervo                                         55,000
Odilon Velho                                           55,000
William Klein                                          10,000
Jose Flavio Pereira de Araujo                          90,000

                                    EXHIBIT A


                                  DEFINED TERMS

          All defined terms used in this Agreement and not specifically defined in context are as defined in this Exhibit A.

          "Accounts Receivable" means any right to payment for goods sold, leased or licensed or for services rendered whether or not it has been earned by performance, any note receivable, and any other receivable or right to payment of any nature whatsoever.

          "Assets" shall have the meaning set forth in Section 3.1 of this Agreement.

          "Asset" means any real, personal, mixed, tangible or intangible property of any nature whatsoever, including, without limitation, Real Property, Leases, Equipment, Accounts Receivable, Inventory, Permits, Intangibles and Contract Rights.

          "Liabilities" shall have the meaning set forth in Section 3.4 of this Agreement.

          "Balance Sheet" shall have the meaning set forth in Section 3.4 of this Agreement.

          "Business" shall have the meaning set forth in the recitals to this Agreement.

          "Closing" shall have the meaning set forth in Section 2.3 of this Agreement.

          "Consent" means any consent, approval, order or authorization of, or any declaration, filing or registration with, or any application or report to, or any waiver by, or any other action (whether similar or dissimilar to any of the foregoing) of, by or with, any person, which is necessary in order to take a specified action or actions, in a specified manner and/or to achieve a specific result.

          "Contract" means any written or oral contract, agreement, order or commitment of any nature whatsoever, including, without limitation, any sales order, purchase order, lease, sublease, license agreement, loan agreement, mortgage, security agreement, guarantee, management contract, employment agreement, consulting agreement, partnership agreement, buy-sell agreement, option, warrant, subscription, call or put.

          "Contract Right" means any right, power or remedy under any Contract, including, without limitation, any right to receive goods or services or otherwise derive benefit from the payment, satisfaction or performance of another party's Obligations, and right to demand that another party accept goods or services or take any other action, and any right to pursue or exercise any remedy or option.

          "Convertible Debentures" means the aggregate of $330,000 of 5% 1 year Convertible Debentures, (1) a $230,000 Convertible Debenture dated October 15, 1997, having a conversion price of (a) $.5427 per share in the event the transaction between UIS, the UIS Shareholder, UIS Brazil, the UIS Brazil Shareholders and Seaton ("Acquisition") is consummated; or (b) $0.05 per share in the event the Acquisition is not consummated within thirty (30) days of from the date of the Debentures, and (2) a $100,000 Convertible Debenture dated September 30, 1997, having a conversion price of (a) $.3090 per share in the event the Acquisition is consummated; or (b) $0.05 per share in the event the Acquisition is not consummated within sixty (60) days of from the date of the Debentures. In the event the Acquisition is not consummated within sixty (60) days from the date of the Debenture, the Debenture shall become immediately due and payable. The Debentures also give the debenture holders registration rights, including piggyback registration rights, for the shares of Common Stock issuable upon conversion of the Debenture within thirty (30) days after the date the Acquisition is consummated. The Debentures are also secured by certain collateral of Seaton listed in a UCC-1 financing statement executed concurrently with the Debentures.

          "Documents" shall mean notes, bills of lading, date contracts, warehouse receipts or order for delivery of goods and also any other documents which in the regular course of business or financing is treated as adequately evidencing that the person in possession of it is entitled to receive, hold and dispose of the document and the goods its covers.

          "Employee Benefit Plan" means any bonus, severance, hospitalization, vacation, deferred compensation, pension, profit sharing, retirement, payroll savings, stock option, group insurance, death benefit or welfare plan, or any other employee benefit plan or fringe benefit arrangement of any nature whatsoever, including, but not limited to, "employee benefit plans" within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder.

          "Encumbrance" means any lien, security interest, pledge, mortgage, easement, leasehold, assessment, covenant, restriction, reservation, conditional sale, prior assignment, or any other encumbrance, claim, burden or charge of any nature whatsoever.

          "Equipment" means any equipment, machinery, fixtures, furniture, leasehold improvements, vehicles, vessels, office equipment, office supplies or other tangible personal property of any nature whatsoever, but not any such item which constitutes Inventory.

          "Financial Statements" shall have the meaning set forth in Section 3.4 of this Agreement.

          "Fiscal Year" shall mean the fiscal year for the applicable entity ended December 31.

          "Indebtedness" as applied to any Person (as defined in this Exhibit
A), (a) all indebtedness of such Person for borrowed money, whether current or funded, or secured or unsecured, (b) all indebtedness of such Person for the deferred purchase price of property or services represented by a note or other security, (c) all indebtedness of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of UIS Brazil or lender under such agreement in the event of default are limited to repossession or sale of such property), (d) all indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien, (e) all obligations under leases which shall have been or must be, in accordance with generally accepted accounting principles, recorded as capital leases in respect of which such Person is liable as lessee, (f) any liability of such Person in respect of banker's acceptances or letters of credit, and (g) all indebtedness referred to in clause (a), (b), (c), (d), (e) or (f) above which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

          "Intangible" means any name, corporate name, partnership name, fictitious name, trademark, trademark application, trade name, brand name, slogan, trade secret, know-how, patent, patent application, copyright, copyright application, design, formula, invention, blueprint, product right, software right, license, franchise, authorization or any other intangible property of any nature whatsoever.

          "Inventory" means any raw materials, supplies, work in process, finished goods, or any other inventory of any nature whatsoever, and other items held for sale or lease in the ordinary course of business and all computer software and data systems held for sale or license in the ordinary course of business.

          "Judgment" means any order, writ, injunction, fine, citation, award, decree, or any other judgment of any nature whatsoever of any foreign, federal, state or local court, any governmental, administrative or regulatory authority, or any arbitration tribunal.

          "Law" means any provision of any law, statute, ordinance, constitution, charter, treaty, rule or regulation of any foreign, federal, state or local governmental, administrative or regulatory authority.

          "Leases" means all leases for real or personal property.

          "Market Price" of the Stock shall mean the average of the closing prices of the Stock's sales on all domestic securities exchanges on which such security may at the time be listed, or, if there have been no sales on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, on such day, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization. If at any time such security is not listed on any domestic securities exchange or quoted in the NASDAQ System or the domestic over-the-counter market, the "Market Price" will be the fair value thereof determined jointly by Seaton and UIS Brazil; provided that if such parties are unable to reach agreement within a reasonable period of time, such fair value will be determined by an appraiser jointly selected by Seaton and UIS Brazil. The determination of such appraiser will be final and binding on Seaton and UIS Brazil, and the fees and expenses of such appraiser will be paid by Seaton.

          "Obligation" means any debt, liability or obligation of any nature whatsoever, whether secured, unsecured, recourse, nonrecourse, liquidated, unliquidated, accrued, absolute, fixed, contingent, ascertained, unascertained, known, unknown or obligations under executory Contracts.

          "Permit" means any license, permit, approval, waiver, order, authorization, right or privilege of any nature whatsoever, granted, issued, approved or allowed by any foreign, federal, state or local governmental, administrative or regulatory authority.

          "Person" means any individual, sole proprietorship, joint venture, partnership, corporation, association, cooperation, trust, estate, government (or any branch, subdivision or agency thereof), governmental, administrative or regulatory authority, or any other entity of any nature whatsoever.

          "Proceeding" means any demand, claim, suit, action, litigation, investigation, study, arbitration, administrative hearing, or any other proceeding of any nature whatsoever.

          "Real Property" means any real estate, land, building, structure, improvement, fixture or other real property of any nature whatsoever, including, but not limited to fee and leasehold interests.

          "Securities Act" means the Securities Act of 1933, as amended, and all rules and regulations promulgated thereunder.

          "Securities Laws" Means the Securities Act, the Securities Exchange Act of 1934, as amended, the Investment Parent Act of 1940, as amended, and all state or other applicable securities laws, and all rules and regulations promulgated under each of these laws, collectively.

          "UIS Brazil's Disclosures" shall have the meaning as set forth in
Section 6.4.

          "Stock Issuance Agreements" means any contracts which relate to the issuance, sale, right to purchase, redemption, pledge or other disposition of any capital stock of UIS Brazil or any other securities or Obligations of UIS Brazil.

          "Tax" means (a) any foreign, federal, state or local income, profits, gross receipts, franchise, sales, use, occupancy, general property, real property, personal property, intangible property, transfer, fuel, excise, accumulated earnings, personal holding Parent, unemployment compensation, social security, withholding taxes, payroll taxes, or any other tax of any nature whatsoever, (b) any foreign, federal, state or local organization fee, qualification fee, annual report fee, filing fee, occupation fee, assessment, rent, or any other fee or charge of any nature whatsoever, or (c) any deficiency, interest or penalty imposed with respect to any of the foregoing.

                                  Schedule 4.3
                                  No Violations

None.

                                  Schedule 4.8
                              Financial Statements

                                  Schedule 4.9
                             Encumbrances on Assets


None.

                                  Schedule 4.10
                                 Title to Assets


None.

                                  Schedule 4.12
                                  Indebtedness


Convertible Debentures.

                                  Schedule 4.15
                                    Customers


None.

                                  Schedule 4.16
                                 Other Contracts


None.

                                  Schedule 4.19
                                      Taxes


None.

                                  Schedule 4.22
                                     Permits


None.

                                  Schedule 4.26
                                Labor Agreements


None.

                                  Schedule 4.28
                         Potential Conflicts of Interest


None.

                                  Schedule 4.31
                        Employees, Contractors and Agents


None.

                                  Schedule 4.32
                                    Insurance



None.

                                  Schedule 4.33
                          Related Parties Transactions


None.

                                  Schedule 4.34
                                    Suppliers


None.

                                  Schedule 4.35
                                   Intangibles


None.

                                  Schedule 4.36
                                    Accounts


None.

                                  Schedule 4.37
                               Accounts Receivable


None.

                                  Schedule 4.38
                                Accounts Payable


None.